Exhibit 10.68

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:
Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 48th Floor Los Angeles, CA 90071-1448 Attn: William M. Scott IV, Esq.
APN:

Mail Property Tax Statements to: c/o Herbst Gaming, Inc. 5195 Las Vegas Blvd. Las Vegas, NV 89119 Attn: M. Higgins

THIS SPACE ABOVE FOR RECORDER’S USE

LEASEHOLD DEED OF TRUST
with Assignment of Rents, Security Agreement and
Fixture Filing

NOTICE:  THE OBLIGATIONS SECURED HEREBY PROVIDE FOR THE PERIODIC INCREASES AND/OR DECREASES IN THE APPLICABLE INTEREST RATE.

NOTICE:  THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING.

NOTICE:  THIS DEED OF TRUST SECURES FUTURE ADVANCES.  THE MAXIMUM AMOUNT OF PRINCIPAL SECURED IS $190 MILLION.

The parties to this Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (“Deed of Trust”), dated as of June 10, 2004, are E-T-T, INC., a Nevada corporation (“Trustor”), as trustor, PRLAP, INC., as trustee (“Trustee”), and BANK OF AMERICA, N.A., a national banking association, as “Administrative Agent” for the “Lenders” including, without limitation, “the Swing Line Lender” (as each of those three terms is defined in the Credit Agreement), as beneficiary and secured party (“Beneficiary”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Credit Agreement, dated as of June 10, 2004 (“Credit Agreement”) by and among Herbst Gaming, Inc., a Nevada corporation (“Borrower”), each lender whose name is set forth on the signature pages therein and each lender that may hereafter become a party to the Credit Agreement pursuant to Section 10.6 therein (each a “Lender” and collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Banc of America Securities LLC, as a Co-Lead Arranger and Sole Book Manager, U.S. Bank, National Association, as a Co-Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent and Lehman Brothers Holdings, Inc., as Documentation Agent.

1.                                       Grant in Trust and Secured Obligations.

1.1                                 Grant in Trust.  For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2, Trustor hereby irrevocably and unconditionally grants, bargains, conveys, sells, transfers and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a)                                  All of Trustor’s right, title and interest under and in connection with that certain Sublease dated as of July 1, 2002, between Terrible Herbst, Inc., as sublandlord and Trustor, as subtenant (the “Operating Lease”), which is a sublease of a portion of the premises under that certain Master Lease dated as of June, 2002, between Centennial Acquisitions, LLC, a Nevada limited liability company, as master landlord, and Terrible Herbst, Inc., as tenant (the “Master Lease”) (copies of which Sublease and Master Lease are attached hereto as Exhibit B) including, without limitation, (i) all options to extend or renew the Operating Lease (and the leasehold estate for the term of each extension or renewal), (ii) all options and rights of first refusal contained in the Operating Lease to purchase the real property which is subject to the Operating Lease, and (iii) all of Trustor’s other rights, titles and interests under the Operating Lease; together with

(b)                                 The real property located in the County of Clark (the “County”), State of Nevada, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Land”); together with

(c)                                  All buildings, structures and improvements now located or later to be constructed on the Land, including, without limitation, all parking areas, roads, driveways, walks, fences, walls, docks, berms, landscaping, recreation facilities, drainage facilities, lighting facilities and other site improvements (the “Improvements”); together with

(d)                                 All existing and future appurtenances, privileges, easements, franchises, hereditaments and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water courses, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant), water stock and water permits (together with the statutory right to file applications to change, and any and all applications to change the same), including any water permits, easements, rights of way, rights of ingress and egress, drainage rights, gores or strips of land, any land lying in the streets, highways, ways, sidewalks, alleys, passages, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements, any land in the bed of any body of water adjacent to the Land, any land adjoining the Land created by artificial means or by accretion, all air space and rights to use such air space, and all development and similar rights; together with

(e)                                  Subject to Article 2, below, all existing and future leases, subleases, subtenancies, licenses (except for gaming licenses and liquor licenses that are not transferable), occupancy agreements, concessions and any other agreement devising any portion of the Property or relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing, whether written or oral and whether in existence at or upon the recordation of this Deed of Trust or entered into after the recordation of this Deed of Trust (some or all collectively, as the context may require, “Leases”, which shall not include the Operating Lease), and all rents, security deposits, royalties, issues, profits, receipts, earnings, revenue, income, products and proceeds and other benefits of the Land and Improvements, whether now due, past due or to become due, including, without limitation, all prepaid rents, security deposits, fixed, additional and contingent rents, deficiency rents and liquidated damages, license fees, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning, cable and other utilities and services, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar and pro shop revenues, liquidated damages, and all other rights to payments, together with and any and all guaranties and other agreements relating to or made in connection with any of such leases (some or all collectively, as the context may require, “Rents”); together with

(f)                                    All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery and other property now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and property of every kind and description, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust; together with

(g)                                 All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; together with

(h)                                 All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, room revenues, food revenues, beverage revenues and casino revenues, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Trustor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses (except for gaming licenses and liquor licenses that are not transferable), authorizations, certificates, variances, consents and approvals, applications, architectural and engineering plans, specifications and drawings, as-built drawings, guaranties, warranties, management agreements, operating and/or licensing agreements, supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable, satellite, and other utilities, property and title insurance policies and proceeds thereof (including without limitation the right to assert, prosecute and settle claims under such policies), chattel paper, instruments, documents, notes, certificates of deposit, securities, other investments, drafts and letters of credit (other than letters of credit in favor of Beneficiary), which arise from or relate to construction on the Land or to any business now or later to be conducted on it, or to the Land and Improvements generally; together with

(i)                                     All proceeds, including all rights and claims to, dividends of and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies (whether or not any such insurance policy is required by this Deed of Trust or any other Loan Document) and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(j)                                     All books and records pertaining to any and all of the property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

(k)                                  All proceeds of, additions and accretions to, substitutions and replacements for, changes in, and greater right, title and interest in, to and under or derived from, any of the property described above and all extensions, improvements, betterments, renewals, substitutions and replacements thereof and additions and appurtenances thereto, including all proceeds of any voluntary or involuntary disposition or claim, right and remedy respecting any such property (arising out of any judgment, condemnation or award, or otherwise arising) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds.

Notwithstanding the foregoing, the term “Property,” as used in this Deed of Trust, shall not include (i) any personal property or fixtures, the purchase of which was financed by a purchase money security interest, including any capital lease obligation, permitted under the Credit Agreement to the extent that the documents creating such purchase money security interest or capital lease prohibit the granting thereon, but only for so long as the related indebtedness remains outstanding, (ii) any capital stock or other equity interests in any gaming licenses, and (iii) any gaming licenses and liquor licenses which are not transferable.

Trustor shall and will warrant and forever defend the Property in the quiet and peaceable possession of the Trustee, its successors and assigns against all and every person or persons lawfully claiming or to claim the whole or any part thereof.  Trustor agrees that any greater title to the Property hereafter acquired by Trustor during the term hereof shall be subject hereto.

1.2                                 Secured Obligations.

1.2.1                        Trustor makes the grant, bargain, conveyance, sale, transfer and assignment set forth in Section 1.1 and grants the security interest set forth in Article 3 for the purpose of securing the following obligations (collectively, the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(a)                                  Except as specified in Section 1.2.2 below, the payment and performance of each obligation of Trustor pursuant to that certain Guaranty (the “Guaranty”), dated concurrently herewith, executed by Trustor in favor of Beneficiary.  The Guaranty has been entered into by Trustor to, among other things, guaranty the payment and performance of all obligations of Borrower and any other “Obligor” (as defined in the Guaranty) to Beneficiary under the Credit Agreement and all related Loan Documents, pursuant to which the Lenders have extended or have agreed to extend to the Borrower certain secured revolving and term credit facilities, presently in the aggregate amount of $150,000,000, but subject to increase to $190,000,000 under certain circumstances (the “Commitment”), including, but not limited to the payment of all amounts owing under the Swing Line Loan Note, the payment of all amounts owing with respect to the Letters of Credit, including without limitation unreimbursed drawings and obligations to furnish cash collateral as provided in the Credit Agreement, and the payment of all amounts owing under any and all Secured Swap Contracts entered into by the Borrower with any Lender or Affiliate thereof;

(b)                                 The payment and performance of all future advances and other obligations that Trustor or any other person or entity may owe to Beneficiary and/or any Lender (whether as principal, surety or guarantor), when a writing evidences Trustor’s and Beneficiary’s agreement that such advances or obligations be secured by this Deed of Trust;

(c)                                  The payment and performance of all obligations of Trustor under this Deed of Trust;

(d)                                 The payment and performance of all modifications, amendments, extensions and renewals, however evidenced, of any of the Secured Obligations described in clause (a), (b) or (c) above.

1.2.2                        Notwithstanding any provision of this Deed of Trust or any other Loan Document, the obligations and liability of Trustor, any Borrower or any other person arising under Sections 5.09 and/or 10.04 of the Credit Agreement (and/or under any separate agreement relating to Hazardous Materials which states that it is not secured by real property) are not and shall not be Secured Obligations under this Deed of Trust.

1.2.3                        All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations.  Such terms include any provisions in the Credit Agreement or the other Loan Documents which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

1.3                                 Future Advances (NRS 106.300, et seq).  It is the intention of Trustor, Beneficiary and the Lenders that this Deed of Trust is an “instrument” (as defined in NRS 106.330, as amended or recodified from time to time) which secures “future advances” (as defined in NRS 106.320, as amended or recodified from time to time) and which is governed pursuant to NRS 106.300 through 106.400, as amended or recodified from time to time (“NRS” means Nevada Revised Statutes).  It is the intention of the parties that the Secured Obligations include the obligation of Trustor to repay “future advances” of “principal” (as defined in NRS 106.345, as amended or recodified from time to time) in an amount up to the Commitment (as further described above), and that the lien of this Deed of Trust secures the obligation of Trustor to repay all such “future advances” with the priority set forth in NRS 106.370(1), as amended or recodified from time to time.

2.                                       Assignment of Rents and Leases.

2.1                                 Assignment.  Trustor hereby irrevocably, absolutely, presently and unconditionally assigns, transfers and sets over to Beneficiary all of the right, title and interest which Trustor now has or may later acquire in and to the Rents and the Leases, and confers upon Beneficiary the right to collect such Rents and enforce the provisions of the Leases with or without taking possession of the Property.  This is an absolute assignment, not an assignment for security only.

2.2                                 Grant of License.  Beneficiary hereby confers upon Trustor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2, shall exist and be continuing.  If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its absolute discretion, to terminate this License without notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary’s security under this Deed of Trust.

2.3                                 Collection and Application of Rents.  Subject to the License granted to Trustor under Section 2.2, Beneficiary has the right, power and authority to collect any and all Rents and exercise Trustor’s right, title and interest under the Leases.  Trustor hereby appoints Beneficiary its attorney-in-fact to perform any and all of the following acts, if and at the times when Beneficiary in its absolute discretion may so choose:

(a)                                  Demand, receive and enforce payment of any and all Rents and any other right, title and interest of Trustor under the Leases; or

(b)                                 Give receipts, releases and satisfactions for any and all Rents and any other obligations and duties under the Leases; or

(c)                                  Sue either in the name of Trustor or in the name of Beneficiary for any and all Rents and to enforce any other obligations and duties under the Leases.

Beneficiary’s right to the Rents and the Leases does not depend on whether or not Beneficiary takes possession of the Property as permitted under Section 6.3.3.  In Beneficiary’s absolute discretion, Beneficiary may choose to collect Rents and exercise the right, title and interest of Trustor under the Leases either with or without taking possession of the Property.  Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.6.  If an Event of Default shall have occurred and Beneficiary is in possession of all or part of the Property and is collecting and applying Rents and exercising any right, title and interest of Trustor under the Leases as permitted under this Deed of Trust, then Beneficiary, Trustee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law and in equity, including the right to exercise the power of sale granted under Section 1.1 and Section 6.3.7.

2.4                                 Beneficiary Not Responsible.  Under no circumstances shall Beneficiary have any duty to produce Rents from the Property or maintain the Leases.  Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, Beneficiary is not and shall not be deemed to be:

(a)                                  a “mortgagee in possession” for any purpose; or

(b)                                 responsible for performing any of the obligations under any Lease; or

(c)                                  responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d)                                 liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

Notwithstanding the foregoing, this Section 2.4 shall not be construed as a waiver of any liability of Beneficiary to Trustor that would otherwise exist as a result of Beneficiary’s gross negligence or willful misconduct.

2.5                                 Leasing.  Without Beneficiary’s prior written consent, Trustor shall not accept any deposit or prepayment of Rents for any period exceeding one (1) month, and Trustor shall not lease the Property or any part of it except strictly in accordance with the Loan Documents.  Trustor shall not apply any Rents in any manner prohibited by the Loan Documents.

3.                                       Grant of Security Interest.

3.1                                 Security Agreement.  The parties intend for this Deed of Trust to create a lien on and security interest in the Property, and an absolute assignment of the Rents and the Leases, all in favor of Beneficiary.  The parties acknowledge that some of the Property and some of the Rents and Leases may be determined under applicable law to be personal property or fixtures.  To the extent such Property, Rents or Leases constitute personal property, Trustor, as debtor, hereby grants to Beneficiary, as secured party, a security interest in all such Property, Rents and Leases, to secure payment and performance of the Secured Obligations, and Trustor, as debtor, also has granted a security interest in such Property, Rents and Leases pursuant to that certain Security Agreement dated concurrently herewith, executed by the Borrower and each of its Subsidiaries, as debtor, in favor of Beneficiary, as secured party, as modified from time to time.  This Deed of Trust constitutes a security agreement under the Nevada Uniform Commercial Code, as amended or recodified from time to time, covering all such Property, Rents and Leases.  To the extent any revenues generated in connection with the operation of the Property from time to time are not real property encumbered by the lien created by Section 1.1, above, and are not absolutely assigned by the assignment set forth in Section 2.1, above, it is the intention of the parties that such revenues shall constitute “proceeds, products, offspring, rents or profits” (as defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented) of the Land and Improvements, and/or “fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging properties,” as applicable (as such terms are defined in and for the purpose of Section 552(b) of the United States Bankruptcy Code, as such Section may be modified or supplemented).

3.2                                 Financing Statements.  Trustor consents to one or more financing statements and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary’s security interest in any Property, Rents or Leases.  As provided in Section 5.11, Trustor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require.  If Trustor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) to execute any such documents on its behalf.  If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

4.                                       Fixture Filing.  This Deed of Trust constitutes a financing statement filed as a fixture filing under NRS 104.9502(2) of the Nevada Uniform Commercial Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements.  In connection therewith, the addresses of Trustor, as debtor, and Beneficiary, as secured party, are as set forth in Section 8.11, below.  The foregoing address of Beneficiary, as secured party, is also the address from which information concerning the security interest may be obtained by any interested party.  The property subject to this fixture filing is described in Section 1.1, above.  Portions of the property subject to this fixture filing as identified in this Section are or are to become fixtures related to the real estate described in Exhibit A attached hereto.

5.                                       Rights and Duties of the Parties.

5.1                                 Representations and Warranties.  Trustor represents and warrants that, except as previously disclosed to Beneficiary in a writing making reference to this Section 5.1:

(a)                                  Trustor lawfully possesses and holds the leasehold estate under the Operating Lease;

(b)                                 Trustor has or will have good title to all Property other than the Land and Improvements (other than personal property utilized by Trustor under such equipment leases and similar financing arrangements as were disclosed to Beneficiary in writing prior to the execution of this Deed of Trust or as are hereafter entered into by Trustor in accordance with the Credit Agreement);

(c)                                  Subject to applicable gaming laws and regulations of the State of Nevada, Trustor has the full and unlimited power, right and authority to encumber the Property and assign the Rents and the Leases;

(d)                                 This Deed of Trust creates a first and prior lien on and security interest in the Property;

(e)                                  The Property includes all property and rights which may be reasonably necessary to promote the present beneficial use and enjoyment of the Land and Improvements;

(f)                                    Trustor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office (other than personal property utilized by Trustor under such equipment leases and similar financing arrangements as were disclosed to Beneficiary in writing prior to the execution of this Deed of Trust or as are hereafter entered into by Trustor in accordance with the Credit Agreement);

(g)                                 Trustor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below; and

(h)                                 None of the Property is located in an area having or identified as having special flood hazards or any similar designation under the National Flood Insurance Act of 1968, as amended or recodified from time to time, or the Flood Disaster Protection Act of 1973, as amended or recodified from time to time.

5.2                                 Taxes and Assessments.  Trustor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on or security interest in all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it.  If any such taxes, levies, charges or assessments become delinquent, Beneficiary may require Trustor to present evidence that they have been paid in full, on ten (10) days’ written notice by Beneficiary to Trustor.  This Section 5.2 is subject to the right granted in Section 5.11 of the Credit Agreement to contest in good faith certain taxes, assessments, charges and levies.

5.3                                 Performance of Secured Obligations.  Trustor shall promptly pay and perform each Secured Obligation in accordance with its terms.

5.4                                 Liens, Charges and Encumbrances.  Trustor shall immediately discharge any lien on or security interest in the Property to which Beneficiary has not consented in writing.  Subject to any applicable rights to contest set forth in the Credit Agreement, Trustor shall pay, prior to delinquency, each obligation secured by or reducible to a lien, security interest, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, security interest, charge or encumbrance is or would be senior or subordinate to this Deed of Trust.

5.5                                 Damages and Insurance and Condemnation Proceeds.

5.5.1                        Trustor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment:

(a)                                  All awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it; and

(b)                                 All other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it; and

(c)                                  All proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

(d)                                 All interest which may accrue on any of the foregoing.

5.5.2                        Trustor shall immediately notify Beneficiary in writing if:

(a)                                  Any damage occurs or any injury or loss is sustained in the amount of $250,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

(b)                                 Any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

5.5.3                        If Beneficiary chooses to do so, Beneficiary may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property and, while any Event of Default remains uncured, Beneficiary may make any compromise or settlement of the action or proceeding.  Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance.  Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact for all such purposes.  The power of attorney granted hereunder is coupled with an interest and is irrevocable.  Trustor shall not settle, adjust or compromise any such action or proceeding without the prior written approval of Beneficiary, which shall not be unreasonably withheld or delayed.

5.5.4                        All proceeds of these assigned claims, other property and rights which Trustor may receive or be entitled to (collectively, “Proceeds”) shall be paid to Beneficiary.  In each instance, Beneficiary shall apply such Proceeds first toward reimbursement of all of Beneficiary’s costs and expenses of recovering the Proceeds, including attorneys’ fees.  If, in any instance, each and all of the following conditions (the “Restoration Conditions”) are satisfied in Beneficiary’s reasonable judgment, Beneficiary shall permit Trustor to use the balance of such Proceeds (“Net Claims Proceeds”) to pay costs of repairing or reconstructing the Property in the manner described below:

(a)                                  The plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be reasonably acceptable to Beneficiary; and

(b)                                 Beneficiary must receive evidence reasonably satisfactory to it that, after repair or reconstruction, the Property will be at least as valuable as it was immediately before the damage or condemnation occurred; and

(c)                                  The Net Claims Proceeds must be sufficient in Beneficiary’s reasonable determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Trustor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Trustor and found acceptable by Beneficiary, of the total cost of repair or reconstruction; and

(d)                                 No Event of Default shall have occurred and be continuing.

If Beneficiary finds that such conditions have been met, Beneficiary shall hold the Net Claims Proceeds and any funds which Trustor is required to provide in an interest-bearing passbook savings account and shall disburse them to Trustor on a monthly basis in accordance with Beneficiary’s customary construction lending procedures.  However, if an Event of Default has occurred and is continuing, Beneficiary may apply the Net Claims Proceeds to pay or prepay (without premium) some or all of the Secured Obligations in such order and proportions as Beneficiary in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Credit Agreement).  Any and all Proceeds (including, without limitation, any Net Claims Proceeds) held by Beneficiary from time to time shall be collateral for the Secured Obligations, and Trustor hereby grants to Beneficiary a security interest in and lien on such Proceeds and all rights and remedies available under applicable laws with respect to such Proceeds, including, without limitation, all rights and remedies under the Nevada Uniform Commercial Code.  Trustor shall execute and deliver to Beneficiary and the Lenders any and all documents reasonably requested by Beneficiary in order to confirm, create and perfect such security interest in and lien on such Proceeds.  In the event that any Proceeds are applied to pay any Secured Obligations, then Beneficiary shall have no obligation to disburse or release such applied Proceeds to Trustor under this Section 5.5.  If no Event of Default shall have occurred and be continuing, any funds remaining upon completion of the repair or reconstruction shall be returned to Trustor.

5.5.5                        Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law, including NRS 37.115, as amended or recodified from time to time, which provide for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.  Trustor hereby specifically, unconditionally and irrevocably waives all right to recover against Beneficiary or any Lender (or any officer, employee, agent or representative of Beneficiary or any Lender) for any loss incurred by Trustor from any cause insured against or required by any Loan Document to be insured against; provided, however, that this waiver of subrogation shall not be effective with respect to any insurance policy if the coverage thereunder would be materially reduced or impaired as a result.

5.5.6                        Notwithstanding anything to the contrary set forth in this Section 5.5, so long as no Event of Default remains uncured, the proceeds of any casualty or condemnation for which the gross value of the applicable damage and/or taking is less than $250,000 shall be paid to Trustor rather than to Beneficiary (and shall be delivered to Trustor if received by Beneficiary), and Trustor shall not be required to obtain Beneficiary’s consent to settle, adjust or compromise any action or proceeding relating to any such casualty or condemnation (nor shall Beneficiary be entitled to participate in such action or proceeding).

5.6                                 Maintenance and Preservation of Property.

5.6.1                        Except as permitted in the Credit Agreement, Trustor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Credit Agreement or with Beneficiary’s express prior written consent in each instance; provided that, without Beneficiary’s consent, Trustor shall be entitled to remove personal property in the ordinary course of Trustor’s business so long as any such personal property is replaced with property of comparable value.

5.6.2                        If all or part of the Property becomes damaged or destroyed, Trustor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Beneficiary agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Section 5.5.

5.6.3                        Trustor shall not commit or allow any act upon or use of the Property which would violate:  (i) any applicable law or order of any Governmental Agency,

whether now existing or later to be enacted and whether foreseen or unforeseen (except to the extent that noncompliance would not cause a Material Adverse Effect or a License Revocation); or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property.  Trustor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, that could invalidate or would be prohibited by any insurance coverage required to be maintained by Trustor on the Property or any part of it under this Deed of Trust.

5.6.4                        Trustor shall not commit or allow waste of the Property.

5.6.5                        Trustor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value. Without limiting the generality of the forgoing, Trustor shall protect and preserve all easements, rights-of-way and other appurtenances to the Land and/or Improvements.  Trustor shall not cause or allow any such easement, right-of-way and other appurtenance to be cancelled, rejected or otherwise terminated, or modified (except for such terminations that occur pursuant to the terms of such easement, right of way and other appurtenance).

5.7                                 Insurance.

5.7.1                        Trustor shall maintain the following insurance with respect to the Property:

(a)                                  Trustor shall provide, maintain and keep in force at all times during any period of construction with respect to the portion of the Property affected by such construction a policy or policies of builder’s “all risk” insurance in nonreporting form in an amount not less than the full insurable completed value of such portion of the Property on a replacement cost basis.  The policy or policies shall insure against loss or damage by hazards customarily included within such “all risk” policies and any other risks or hazards which Beneficiary may reasonably specify (and shall include boiler and machinery insurance from and after the date on which any such equipment is installed on the Property), and each shall contain a Lender’s Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary; provided that Beneficiary shall not be entitled to require Trustor to insure the Property against earthquake risks during any period in which earthquake insurance is not available with respect to the Property at commercially reasonable rates.

(b)                                 Trustor shall provide, maintain and keep in force at all times for all portions of the Property not covered by a policy or policies described in Section 5.7.1(a), above, a policy or policies of fire and hazards “all risk” insurance providing extended coverage, in an amount not less than the full insurable value of such portions of the Property on a replacement cost basis.  The policy or policies shall insure against loss or damage by hazards customarily included within “all risk” and “extended coverage” policies and any other risks or hazards which Beneficiary may reasonably specify (and shall include boiler and machinery insurance), and each shall contain a Lender’s Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary.

(c)                                  Trustor shall provide, maintain and keep in force at all times for all portions of the Property any policy or policies of business interruption insurance that Beneficiary reasonably requires (including insurance against income loss during a period of at least six (6) months), and each such policy shall contain a Lender’s Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary.

(d)                                 Trustor shall provide, maintain and keep in force at all times a policy or policies of comprehensive liability insurance naming Beneficiary and the Lenders as additional insureds, on an “occurrence” basis, against claims for “personal injury” liability, including bodily injury, death or property damage liability, with a limit of not less than Fifty Million Dollars ($50,000,000).  Such insurance shall be primary and noncontributory with any other insurance carried by Beneficiary and/or any Lender(s).

(e)                                  Trustor shall provide, maintain and keep in force at all times such policies of worker’s compensation insurance as may be required by applicable laws (including employer’s liability insurance, if required by Beneficiary), covering all employees of Trustor.

(f)                                    Trustor shall provide, maintain and keep in force at all times any and all additional insurance that Beneficiary (as instructed by the Requisite Lenders) may from time to time require, so long as such insurance is available in the commercial market at reasonable rates.

5.7.2                        All such policies of insurance shall be issued by companies approved by Beneficiary having a minimum A.M. Best’s rating of A-:IX.  The limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions of all such policies shall be reasonably acceptable to Beneficiary.  Each property insurance policy maintained in connection with any of the Property shall contain a Lender’s Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary, and shall provide that all proceeds be payable to Beneficiary to the extent of its interest.  Each liability insurance policy maintained in connection with any of the Property shall name Beneficiary and the Lenders as additional insureds.  An approval by Beneficiary is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance.  Each policy of insurance required hereunder shall provide that it may not be modified or cancelled without at least thirty (30) days’ prior written notice to Beneficiary (or ten (10) days’ prior written notice in the event of a premium nonpayment), and shall permit a waiver of subrogation by Trustor in favor of Beneficiary and the Lenders.

5.7.3                        Trustor shall supply Beneficiary with certificates of each policy required hereunder and any other policy of insurance maintained in connection with any of the Property, together with an original (which may be a duplicate original) or underlyer of each such policy and all endorsements thereto.  When any insurance policy required hereunder expires, Trustor shall furnish Beneficiary with proof acceptable to Beneficiary that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the policy which expired.  If Trustor fails to pay any such premium, Beneficiary shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it.  Trustor shall repay Beneficiary immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to Trustor bearing interest at the Default Rate, and secured by this Deed of Trust and any other collateral held by Beneficiary in connection with the Secured Obligations.

5.8                                 Trustee’s Acceptance of Trust.  Trustee accepts this trust when this Deed of Trust is recorded.

5.9                                 Releases, Extensions, Modifications and Additional Security.

5.9.1                        From time to time, Beneficiary and/or any Lender may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by Beneficiary’s and/or such Lender’s action(s) be credited on the Secured Obligations:

(a)                                  Release any person liable for payment of any Secured Obligation;

(b)                                 Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c)                                  Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

(d)                                 Alter, substitute or release any property securing the Secured Obligations.

5.9.2                        From time to time when requested to do so by Beneficiary in writing, Trustee may perform any of the following acts without incurring any liability or giving notice to any person:

(a)                                  Consent to the making of any plat or map of the Property or any part of it;

(b)                                 Join in granting any easement or creating any restriction affecting the Property;

(c)                                  Join in any subordination or other agreement affecting this Deed of Trust or the lien or security interest of it; or

(d)                                 Reconvey the Property or any part of it without any warranty.

5.10                           Reconveyance.  Upon (a) the expiration or termination of the Commitment, (b) the full and final payment in cash of the Loans and all interest and fees with respect thereto, (c) the payment of all other amounts then demanded by Beneficiary or any Lender or indemnitee and then owed under the Credit Agreement, and (d) the payment of all other amounts then due under the Guaranty and the other Loan Documents and the full payment and performance of all other Secured Obligations (other than indemnity obligations, if any, that are not then due), Beneficiary shall request Trustee in writing to reconvey the Property, and shall surrender this Deed of Trust.  When Trustee receives Beneficiary’s written request for reconveyance and all fees and other sums owing to Trustee by Trustor under Section 5.11, Trustee shall reconvey the Property, or so much of it as is then held under this Deed of Trust, without warranty, to the person or persons legally entitled to it.  Such person or persons shall pay any costs of recordation.  In the reconveyance, the grantee may be described as “the person or persons legally entitled thereto,” and the recitals of any matters or facts shall be conclusive proof of their truthfulness.  Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

5.11                           Compensation, Exculpation, Indemnification.

5.11.1                  Trustor agrees to pay reasonable fees as may be charged by Beneficiary and Trustee, subject to the maximum amounts legal permitted, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary’s providing a statement of the Secured Obligations or Trustee’s rendering of services in connection with a reconveyance.  Trustor shall also pay or reimburse all of Beneficiary’s and Trustee’s costs and expenses which may be incurred in rendering any such services.  Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary or Trustee or both of them under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including reasonable attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Section 6.3.8) and any cost of evidence of title.  If Beneficiary chooses to dispose of the Property through more than one Foreclosure Sale, Trustor shall pay all costs, expenses or other advances that may be incurred or made by Trustee or Beneficiary in each of such Foreclosure Sales.

5.11.2                  Beneficiary shall not be directly or indirectly liable to Trustor or any other person as a consequence of any of the following:

(a)                                  Beneficiary’s exercise of, or failure to exercise, any rights, remedies or powers granted to Beneficiary in this Deed of Trust;

(b)                                 Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

(c)                                  Any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to lease or operate the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Beneficiary.

Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

5.11.3                  Trustor agrees to indemnify Trustee, Beneficiary and the Lenders (collectively, the “Indemnitees”) against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys’ fees and other reasonable legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which any of them may suffer or incur (except to the extent that any of the foregoing are the result of the gross negligence or willful misconduct of any such Indemnitee):

(a)                                  In performing any act required or permitted by this Deed of Trust or any of the other Loan Documents or by law;

(b)                                 Because of any failure of Trustor to perform any of Trustor’s obligations; or

(c)                                  Because of any alleged obligation of or undertaking by Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

Each obligation or liability of Trustor to any Indemnitee under this Section 5.11.3 shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Deed of Trust.

5.11.4                  Trustor shall pay all obligations to pay money arising under this Section 5.11 within five (5) business days demand by Beneficiary (or the applicable Indemnitee).  Each such obligation shall bear interest from the date the obligation arises at the Default Rate set forth in the Credit Agreement, and any such obligation to a Lender shall be added to, and considered to be part of, the principal of the Note in favor of such Lender (and, in the event that such Lender holds more than one Note, the allocation of such obligation among such Notes shall be made by such Lender in its absolute discretion).

5.12                           Defense and Notice of Claims and Actions.  At Trustor’s sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims.  Trustor shall give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.13                           Substitution of Trustee.  From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office(s) of the recorder(s) of the County.  Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it.

5.14                           Subrogation.  Subject to Gaming Laws, Beneficiary shall be subrogated to the liens and security interests of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

5.15                           Site Visits, Observation and Testing.  Beneficiary and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals.  In addition, each person indemnified by the Borrower under Section 10.04 of the Credit Agreement (collectively, “Indemnified Parties”) and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property; provided that, so long as no Event of Default remains uncured, the Indemnified Parties shall not be entitled to conduct any tests that would significantly interfere with the operation of the Property.  The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party.  In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Materials are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Hazardous Materials Law, or any other applicable Law.  Neither Trustor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party.  The Indemnified Parties owe no duty of care to protect Trustor or any other party against, or to inform Trustor or any other party of, any Hazardous Material or any other adverse condition affecting the Property.  Any Indemnified Party shall give Trustor reasonable notice before entering the Property.  The Indemnified Party shall make reasonable efforts to avoid interfering with Trustor’s use of the Property in exercising any rights provided in this Section.

5.16                           Notice of Change.  Trustor shall give Beneficiary prior written notice of (a) any change in the location of Trustor’s place of business or its chief executive office if it has more than one place of business, (b) any change in the location of any of the Property, including the Books and Records, and (c) any change to Trustor’s name or business structure.  Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Land and all Books and Records for the portion of the Property owned by Trustor will be located at such Trustor’s place of business or chief executive office if such Trustor has more than one place of business.

5.17                           Title Insurance.  At any time and from time to time at the reasonable request of Beneficiary, Trustor, at its sole cost and expense, shall deliver to Beneficiary such additional title insurance indorsements and reinsurance issued by title insurance companies, in form and substance and reasonably satisfactory to Beneficiary, with respect to this Deed of Trust, including, without limitation, CLTA 122 endorsements insuring that each advance is secured by this Deed of Trust (without any exception not set forth in the policy of title insurance insuring this Deed of Trust other than (i) liens for taxes and assessments not yet due and payable and (ii) other encumbrances, approved by the Beneficiary, insured to be subordinate to this Deed of Trust), and CLTA 101.4 endorsements insuring the priority of the Deed of Trust over any mechanic’s lien; provided that Trustor shall not be obligated under this Section 5.17 to increase the stated amount of the policy of title insurance insuring this Deed of Trust.

6.                                       Accelerating Transfers, Defaults and Remedies.

6.1                                 Accelerating Transfers.

6.1.1                        “Accelerating Transfer” means any sale, contract to sell, conveyance, encumbrance, lease, alienation or further encumbrance of all or any material portion of the Property (or any interest in it) which is not expressly permitted under the Credit Agreement, or any other transfer of all or any material portion of the Property (or any interest in it), whether voluntary, involuntary, by operation of law or otherwise, unless Beneficiary has given its prior written consent to such “Accelerating Transfer,” which consent may be given or not given in the absolute discretion of Beneficiary.  If Trustor is a corporation or limited liability company, “Accelerating Transfer” also means any transfer of any share or shares in Trustor.  If Trustor is a partnership or limited liability company, “Accelerating Transfer” also means withdrawal or removal of any general partner or manager, as the case may be, dissolution of the partnership or limited liability company under Nevada law, or any transfer of any partnership interest or any ownership interest in the limited liability company.

6.1.2                        Trustor acknowledges that Beneficiary and the Lenders are making one or more advances under the Credit Agreement in reliance on the expertise, skill and experience of Trustor; thus, the Secured Obligations include material elements similar in nature to a personal service contract.  In consideration of Beneficiary’s reliance, Trustor agrees that Trustor shall not make any Accelerating Transfer, unless the transfer is preceded by Beneficiary’s written consent to the particular transaction and transferee.  Beneficiary may withhold such consent in its absolute discretion.  If any Accelerating Transfer occurs, Beneficiary may, in its absolute discretion (provided that it has received any consents or approvals of any other Lenders required under the Credit Agreement), declare all of the Secured Obligations to be immediately due and payable, and Beneficiary and Trustee may invoke any rights and remedies provided by Section 6.3 of this Deed of Trust.

6.2                                 Events of Default.  Trustor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (“Events of Default”):

(a)                                  Trustor fails to perform any obligation to pay money which arises under this Deed of Trust within two (2) Business Days after written demand therefor; or

(b)                                 Trustor fails to perform any other obligation arising under this Deed of Trust within ten (10) Business Days after the giving of written notice by Beneficiary of such failure; or

(c)                                  Trustor, any other Borrower, any other Party, or any other “borrower” (as that term is defined in NRS 106.310, as amended or recodified from time to time) who may send a notice pursuant to NRS 106.380(1), as amended or recodified from time to time, with respect to this Deed of Trust, (i) delivers, sends by mail or otherwise gives, or purports to deliver, send by mail or otherwise give, to Beneficiary or any Lender, (A) any notice of an election to terminate the operation of this Deed of Trust as security for any Secured Obligation, including, without limitation, any obligation to repay any “future advance” (as defined in NRS 106.320, as amended or recodified from time to time) of “principal” (as defined in NRS 106.345, as amended or recodified from time to time), or (B) any other notice pursuant to NRS 106.380(1), as amended or recodified from time to time, (ii) records a statement pursuant to NRS 106.380(3), as amended or recodified from time to time, or (iii) causes this Deed of Trust, any Secured Obligation, Beneficiary or any Lender to be subject to NRS 106.380(2), 106.380(3) or 106.400, as amended or recodified from time to time; or

(d)                                 Any Event of Default (as defined in the Credit Agreement or in any other Loan Document) occurs; or any other default occurs under any of the Secured Obligations.

6.3                                 Remedies.  At any time after and during the continuance of an Event of Default (following the expiration of any applicable cure period) and provided that Beneficiary has received any consents or approvals of any other Lenders required under the Credit Agreement, Beneficiary and Trustee will be entitled to invoke any or all of the following rights and remedies (subject to any restrictions on those rights and remedies imposed by applicable Gaming Laws), all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

6.3.1                        Acceleration.  Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

6.3.2                        Receiver.  Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property; and Beneficiary may request, in connection with any foreclosure proceeding hereunder, that the Nevada Gaming Commission petition a District Court of the State of Nevada for the appointment of a supervisor to conduct the normal gaming activities on the Property following such foreclosure proceeding.

6.3.3                        Entry.  Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its absolute discretion consider necessary and appropriate to protect the security of this Deed of Trust.  Such other things may include, without limitation:  taking and possessing all of Trustor’s or the then owner’s Books and Records; entering into, enforcing, modifying, or cancelling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; collecting and receiving any payment of money owing to Trustor; completing construction; and/or contracting for and making repairs and alterations.  If Beneficiary so requests, Trustor shall assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land.  Trustor hereby irrevocably constitutes and appoints Beneficiary as Trustor’s attorney-in-fact (which appointment is coupled with an interest) to perform such acts and execute such documents as Beneficiary in its absolute discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor’s name on any instruments.  Regardless of any provision of this Deed of Trust or the Credit Agreement, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary has given express written notice of Beneficiary’s election of that remedy in accordance with NRS 104.9620, as it may be amended or recodified from time to time.

6.3.4                        Cure; Protection of Security.  Either Beneficiary or Trustee may cure any breach or default of Trustor and, if it chooses to do so in connection with any such cure, Beneficiary or Trustee may (subject to applicable Gaming Laws) also enter the Property and/or do any and all other things which either may in its absolute discretion consider necessary and appropriate to protect the security of this Deed of Trust.  Such other things may include, without limitation:  appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien, security interest or claim of lien or security interest which (in Beneficiary’s or Trustee’s sole judgment) is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Deed of Trust and the other Loan Documents; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee.  Beneficiary and Trustee may take any of the actions permitted under this Section 6.3.4 either with or without giving notice to any person.

6.3.5                        Uniform Commercial Code Remedies.  Subject to applicable Gaming Laws, Beneficiary may exercise any or all of the remedies granted to a secured party under the Nevada Uniform Commercial Code, as amended or recodified from time to time.

6.3.6                        Judicial Action.  Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to obtain specific enforcement of any of the covenants or other terms of this Deed of Trust.

6.3.7                        Power of Sale.  Under the power of sale hereby granted, Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(a)                                  Sales of Personal Property.

(i)                                     For purposes of this power of sale, Beneficiary may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage.  If it chooses to do so, Beneficiary may dispose of any personal property separately from the sale of real property, in any manner permitted by Article 9 of the Nevada Uniform Commercial Code, as amended or recodified from time to time, including any public or private sale, or in any manner permitted by any other applicable law.  Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation.

(ii)                                  In connection with any sale or other disposition of such Property, Trustor agrees that the following procedures constitute a commercially reasonable sale:  Beneficiary shall mail written notice of the sale to Trustor not later than ten (10) days prior to such sale.  Once per week during the three weeks immediately preceding such sale, Beneficiary will publish notice of the sale in a local daily newspaper of general circulation.  Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours.  Notwithstanding any provision to the contrary, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale.  The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(b)                                 Trustee’s Sales of Real Property or Mixed Collateral.

(i)                                     Beneficiary may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law.  In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Nevada Uniform Commercial Code, as amended or recodified from time to time.  Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property.  For purposes of this power of sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with Article 9 of the Nevada Uniform Commercial Code, as amended or recodified from time to time, will sometimes be referred to as a “Trustee’s Sale.”

(ii)                                  Before any Trustee’s Sale, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale, provided, however, that no sale or other disposition of slot machines or other gaming devices shall occur without first receiving the approval of the applicable Gaming Board.  Neither Trustee nor Beneficiary shall have any obligation to make demand on Trustor before any Trustee’s Sale.  From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary’s request shall, postpone any Trustee’s Sale by public announcement at the time and place noticed for that sale.

(iii)                               At any Trustee’s Sale, Trustee shall sell the property being sold at a public auction to the highest bidder at public auction for cash in lawful money of the United States.  Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied.  The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee’s Sale, shall be conclusive proof of their truthfulness.  Any such deed shall be conclusive against all persons as to the facts recited in it.

6.3.8                        Single or Multiple Foreclosure Sales.  If the Property consists of more than one lot, parcel or item of property, Beneficiary may:

(a)                                  Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(b)                                 Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in Sections 1.1 and 6.3.7, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition being referred to herein as a “Foreclosure Sale”).

If Beneficiary chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests.  No Foreclosure Sale shall terminate or affect the liens or security interests of this Deed of Trust on any part of the Property which has not been sold until all of the Secured Obligations have been paid in full and the Commitment has been fully and finally terminated.

6.3.9                        Other Permitted Remedies.  Beneficiary and the Lenders may refuse to make any advance to any Borrower or issue any Letter of Credit for the account of any Borrower.  Beneficiary and the Lenders may exercise any and all other rights and remedies available under the Loan Documents and applicable law, including, without limitation, the right to file applications to change, and to exercise all other rights and remedies available under applicable law with respect to, all water permits and rights relating to the Property; provided however that, notwithstanding the foregoing or any other provision contained in this Deed of Trust, the remedies provided by this Deed of Trust shall not include the right to take any action that violates applicable Gaming Laws.

6.4                                 Credit Bids.  At any Foreclosure Sale, any person, including Trustor, Trustee or Beneficiary, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law.  Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting against the sales price of the Property or any part thereof any or all of the outstanding Secured Obligations (including without limitation the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Beneficiary, the Lenders or Trustee under Section 5.11) in such order and proportions as Beneficiary in its absolute discretion may choose.

6.5                                 Application of Foreclosure Sale Proceeds.  Beneficiary and Trustee shall apply the proceeds of any Foreclosure Sale in the manner required by applicable law; provided that all proceeds that are to be applied against the Secured Obligations shall, except as otherwise required by applicable law, be applied against the Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to any applicable provisions for priority of application of proceeds set forth in either Credit Agreement).

6.6                                 Application of Rents and Other Sums.  Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.3, in the following manner:

(a)                                  First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Trustee, Beneficiary or any receiver;

(b)                                 Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to any applicable provisions for priority of application of payments set forth in the Credit Agreement); and

(c)                                  Third, to remit the remainder, if any, to the person or persons entitled to it.  Beneficiary shall have no liability for any funds which it does not actually receive.

6.7                                 Incorporation of Certain Nevada Covenants.  Covenants Nos. 1, 2 (full replacement value), 3, 4 (at the applicable Default Rate), 5, 6, 7 (reasonable), 8 and 9 of NRS 107.030, where not in conflict with the provisions of the Loan Documents, are hereby adopted and made a part of this Deed of Trust.  Upon any Event of Default by Trustor hereunder, Beneficiary may (a) declare all sums secured immediately due and payable without demand or notice or (b) have a receiver appointed as a matter of right without regard to the sufficiency of said property or any other security or guaranty and without any showing as required by NRS §107.100.  All remedies provided in this Deed of Trust are distinct and cumulative to any other right or remedy under this Deed of Trust or afforded by law or equity and may be exercised concurrently, independently or successively.  The sale of said property conducted pursuant to Covenants Nos. 6, 7 and 8 of NRS §107.030 may be conducted either as to the whole of said property or in separate parcels and in such order as Trustee may determine.

7.                                       Leasehold Mortgage Provisions.  The provisions of this Article 7 shall apply in the event that, and so long as, any portion of the Property consists of Trustor’s interests as tenant under any lease or leases (collectively, including the Operating Lease, the “Ground Leases”).  Unless otherwise expressly provided, the lien of this Deed of Trust shall encumber all of Trustor’s rights and interests under and in connection with any Ground Lease, including without limitation renewal and extension rights, options to expand, and purchase options (all of which rights shall be collectively referred to herein as a “Ground Leasehold”).  Trustor hereby agrees, with respect to each Ground Lease, as follows:

7.1                                 Trustor shall timely perform its obligations in connection with each Ground Lease.  Without limiting the generality of Section 6.3.4, above, Trustor specifically acknowledges Beneficiary’s right, while any default by Trustor under any Ground Lease remains uncured, to perform the defaulted obligations and take all other actions which Beneficiary deems necessary to protect its interests with respect thereto, and Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact (which appointment is coupled with an interest) in its name or otherwise to execute all documents, and perform all other acts, which Beneficiary reasonably deems necessary to preserve its or Trustor’s rights with respect to any Ground Lease.

7.2                                 Trustor shall not, without Beneficiary’s prior written consent, modify, or cause or permit the termination of, any Ground Lease, or waive or in any way release the landlord under any Ground Lease of or from any obligation or condition.

7.3                                 Trustor shall notify Beneficiary promptly in writing of (i) the occurrence of any default by the landlord under any Ground Lease and (ii) the receipt by Trustor of any notice claiming the occurrence of any default by Trustor under any Ground Lease or the occurrence of any event which, with the passage of time or the giving of notice or both, would constitute a default by Trustor under any Ground Lease (and Trustor shall also promptly deliver a copy of any such notice to Beneficiary).

7.4                                 Unless Beneficiary otherwise consents in writing, so long as any Secured Obligation remains outstanding, neither the fee title to, nor any other estate or interest in, the real property subject to any Ground Lease shall merge with any Ground Leasehold, notwithstanding the union of such estates in the landlord or the tenant or in a third party.  Any acquisition of the landlord’s interest in any Ground Lease by Trustor or any affiliate of Trustor shall be accomplished in such a manner as to avoid a merger of the interests of landlord and tenant unless Beneficiary consents to such merger in writing.

7.5                                 If Trustor acquires fee title to any portion of the real property subject to any Ground Lease, this Deed of Trust shall automatically be a lien on such fee title.

7.6                                 Trustor shall not subordinate any Ground Lease or Ground Leasehold to any deed of trust or other encumbrance of, or lien on, any interest in the real property subject to such Ground Leasehold without the prior written consent of Beneficiary.  Any such subordination without such consent shall, at Beneficiary’s option, be void.

7.7                                 All subleases entered into by Trustor with respect to all or any portion of the Property (and all existing subleases modified by Trustor) shall provide that such subleases are subordinate to the lien of this Deed of Trust and any modifications of this Deed of Trust and the obligations secured hereby and that, if Beneficiary forecloses under this Deed of Trust or enters into a new lease with any landlord under any Ground Lease pursuant to the provisions for a new lease, if any, contained in the applicable Ground Lease or in any other document or agreement, the subtenant shall attorn to Beneficiary or its assignee and the sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of the applicable Ground Lease.

7.8                                 Trustor shall exercise any option or right to renew or extend the term of any Ground Lease at least six months prior to the date of termination of any such option or right, shall give immediate written notice thereof to Beneficiary, and shall execute, deliver and record any documents requested by Beneficiary to evidence the lien of this Deed of Trust on such extended or renewed lease term.  If Trustor fails to exercise any such option or right as required herein, Beneficiary may exercise the option or right as Trustor’s agent and attorney-in-fact pursuant to this Deed of Trust, or in Beneficiary’s own name or in the name of and on behalf of a nominee of Beneficiary, as Beneficiary chooses in its absolute discretion.

7.9                                 As security for the Secured Obligations, Trustor hereby assigns to Beneficiary a security interest in all prepaid rents and security deposits and all other security which the landlords under the Ground Leases hold for the performance of Trustor’s obligations thereunder.

7.10                           Promptly upon demand by Beneficiary, Trustor shall use reasonable efforts to obtain from the landlord under any Ground Lease and furnish to Beneficiary an estoppel certificate of such landlord stating the date through which rent has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.

7.11                           Trustor shall notify Beneficiary promptly in writing of any request by either party to any Ground Lease for arbitration, appraisal or other proceedings relating to any Ground Lease and of the institution of any such proceeding, and shall promptly deliver to Beneficiary a copy of all determinations in any such proceeding.  Beneficiary shall have the right, following written notice to Trustor, to participate in any such proceeding in association with Trustor or on its own behalf as an interested party.  Trustor shall notify Beneficiary promptly in writing of the institution of any legal proceeding involving obligations under any Ground Lease, and Beneficiary may intervene in any such legal proceeding and be made a party.  Trustor shall promptly provide Beneficiary with a copy of any decision rendered in connection with any such proceeding.

7.12                           To the extent permitted by law, the price payable by Trustor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Deed of Trust shall include all rents and other amounts paid and other sums advanced by Beneficiary on behalf of Trustor as the tenant under the Ground Leases.

7.13                           In addition to all other Events of Default described in this Deed of Trust, the occurrence of any of the following shall be an Event of Default hereunder:

(a)                                  A breach or default by Trustor under any Ground Lease, subject to any applicable cure period; or

(b)                                 The occurrence of any event or circumstance which gives the landlord under any Ground Lease a right to terminate such Ground Lease.

7.14                           As used in this Deed of Trust, the “Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as modified and/or recodified from time to time.  Notwithstanding anything to the contrary contained herein with respect to any Ground Lease:

(a)                                  The lien of this Deed of Trust attaches to all of Trustor’s rights under Subsection 365(h) of the Bankruptcy Code, including without limitation any and all elections to be made thereunder, any and all rights under any Ground Lease which Trustor is entitled to retain pursuant to 11 U.S.C. § 365(h)(1)(A)(ii) in the event of a rejection under the Bankruptcy Code of such Ground Lease by the landlord thereunder (or any trustee thereof), and any and all rights of offset under or as described in 11 U.S.C. § 365(h)(1)(B).

(b)                                 Trustor acknowledges and agrees that, as the beneficiary under this Deed of Trust and by operation of 11 U.S.C. § 365(h)(1)(D), Beneficiary has, and until this Deed of Trust has been fully reconveyed continuously shall have, whether before or after any default under any of the Secured Obligations or the taking of any action to enforce any of Beneficiary’s rights and remedies under this Deed of Trust or any foreclosure sale hereunder, the complete, unfettered and exclusive right, in its sole and absolute discretion, to elect (the “365(h) Election”) whether (i) any Ground Lease that has been rejected under the Bankruptcy Code by the landlord thereunder (or any trustee therefor) shall be treated as terminated under 11 U.S.C. § 365(h)(1)(A)(i), or (ii) the rights under such Ground Lease that are in or appurtenant to the real property, as described in 11 U.S.C. § 365(h)(1)(A)(ii), should be retained pursuant to that subsection.  To the extent that, notwithstanding the preceding sentence and 11 U.S.C. § 365(h)(1)(D), Trustor now or at any time in the future has any right to make, or to participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, Trustor hereby absolutely assigns and conveys to Beneficiary any and all such rights, and all of Trustor’s right, title, and interest therein, which may be used and exercised by Beneficiary completely, exclusively, and without any restriction whatsoever, in Beneficiary’s sole and absolute discretion, whether before or after any default upon any of the Secured Obligations, the taking of any action to enforce any of Beneficiary’s rights and remedies under this Deed of Trust, or any foreclosure sale hereunder.  Trustor hereby unconditionally and irrevocably appoints Beneficiary as its attorney-in-fact to exercise Trustor’s right, if any, to make, or participate in or otherwise in any matter affect the making of, the 365(h) Election with respect to any Ground Lease.  Trustor shall not in any manner impede or interfere with any action taken by Beneficiary and, at the request of Beneficiary, Trustor shall take or join in the taking of any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, in such manner as Beneficiary determines in its sole and absolute discretion.  Unless and until instructed to do so by Beneficiary (as determined by Beneficiary in its sole and absolute discretion), Trustor shall not take any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, including in particular, but without limitation, any election to treat any Ground Lease as terminated.  Beneficiary shall have no obligation whatsoever to Trustor or any other person or entity in connection with the making of the 365(h) Election with respect to any Ground Lease or any instruction by Beneficiary to Trustor given, withheld or delayed in respect thereof, nor shall Beneficiary have any liability to Trustor or any other person or entity arising from any of the same.

(c)                                  As security for the Secured Obligations, Trustor hereby irrevocably assigns to Beneficiary all of Trustor’s rights to damages arising from any rejection by any landlord (or any trustee thereof) of any Ground Lease under the Bankruptcy Code.  Beneficiary and Trustor shall proceed jointly or in the name of Trustor in respect of any claim or proceeding relating to the rejection of any Ground Lease, including without limitation the right to file and prosecute any proofs of claim, complaints, motions and other documents in any case in respect of such landlord under the Bankruptcy Code.  This assignment shall continue in effect until all of the Secured Obligations have been satisfied in full.  Any amounts received by Beneficiary or Trustor as damages arising from the rejection of any Ground Lease as aforesaid shall be applied first to all costs reasonably incurred by Beneficiary (including attorneys’ fees) in connection with this subsection (c) and then in accordance with other applicable provisions of this Deed of Trust.

(d)                                 If, pursuant to the Bankruptcy Code, Trustor seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the nonperformance of the landlord’s obligations after the rejection by the landlord (or any trustee thereof) of such Ground Lease, Trustor shall, prior to effecting such offset, notify Beneficiary in writing of its intent to do so, setting forth the amounts proposed to be offset and, in the event that Beneficiary objects, Trustor shall not effect any offset of the amounts to which Beneficiary objects.  If Beneficiary fails to object within 10 days following receipt of such notice, Trustor may offset the amounts set forth in Trustor’s notice.

(e)                                  If any legal proceeding is commenced with respect to any Ground Lease in connection with any case under the Bankruptcy Code, Beneficiary and Trustor shall cooperatively conduct any such proceeding with counsel reasonably agreed upon between Trustor and Beneficiary.  Trustor shall, upon demand, pay to Beneficiary all costs (including attorneys’ fees) reasonably incurred by Beneficiary in connection with any such proceeding.

(f)                                    Trustor shall immediately notify Beneficiary orally upon learning of any filing by or against any landlord of a petition under the Bankruptcy Code.  Trustor shall thereafter promptly give written notice of such filing to Beneficiary, setting forth any information available to Trustor with respect to the date of such filing, the court in which such petition was filed, and the relief sought therein.  Trustor shall promptly deliver to Beneficiary all notices, pleadings and other documents received by Trustor in connection with any such proceeding.

7.15                           No maintenance, repair or other obligation of Trustor hereunder which relates to the “Property” shall apply to any Ground Leasehold with respect to which the applicable Ground Lease imposes such obligation on the landlord so long as (a) Trustor does not own the landlord’s interest; (b) such landlord is performing such obligation in accordance with the terms of such Ground Lease; and (c) the Ground Lease has not been rejected by the landlord (or any trustee thereof) under the Bankruptcy Code.

7.16                           The generality of the provisions of this Deed of Trust shall not be limited by any provision of this Article 7 that sets forth particular obligations of Trustor as the tenant under the Ground Leases.

7.17                           Trustor hereby represents and warrants to Beneficiary as follows:

(a)                                  The Operating Lease is in full force and effect;

(b)                                 Trustor owns the entire tenant’s interest under the Operating Lease and has the right under the Operating Lease to execute this Deed of Trust; and

No default under the Operating Lease remains uncured, nor has any event occurred which, with the passage of time or service of notice or both, would constitute such a default.

8.                                       Suretyship Provisions.  The following provisions shall apply to the extent that all or any portion of the Secured Obligations now or hereafter constitute obligations of person(s) (for the purposes of this Article 8, each a “Obligated Party” and collectively, “Obligated Parties”) other than, or in addition to, Trustor:

8.1                                 Conditions to Exercise of Rights.  Trustor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Trustor hereunder or under any other document executed by Trustor in connection with any Secured Obligation,  to proceed against any Obligated Party or other person, or against any other collateral assigned to Beneficiary by Trustor or any Obligated Party or other person,  to pursue any other right or remedy in Beneficiary’s power,  to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Beneficiary by any Obligated Party or other person (other than Trustor), or otherwise to comply with Section 9504 of the Nevada Uniform Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral, or  to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligation or any collateral (other than the Property) for any Secured Obligation.

8.2                                 Defenses.  Trustor hereby waives any defense it may now or hereafter have that relates to:  any disability or other defense of either of any Obligated Party or other person;  the cessation, from any cause other than full performance, of the obligations of any Obligated Party or other person;  the application of the proceeds of any Secured Obligation, by any Obligated Party or other person, for purposes other than the purposes represented to Trustor by any Obligated Party or otherwise intended or understood by Trustor or any Obligated Party;  any act or omission by Beneficiary which directly or indirectly results in or contributes to the release of any Obligated Party or other person or any collateral for any Secured Obligation;  the unenforceability or invalidity of any collateral assignment (other than this Deed of Trust) or guaranty with respect to any Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien (other than the lien hereof) which secures any Secured Obligation;  any failure of Beneficiary to marshal assets in favor of Trustor or any other person;  any modification of any Secured Obligation, including any renewal, extension, acceleration or increase in interest rate;  any election of remedies by Beneficiary that impairs any subrogation or other right of Trustor to proceed against any Obligated Party or other person, including any loss of rights resulting from anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies; any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;  any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any person;  the election by Beneficiary, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code;  any use of cash collateral under Section 363 of the United States Bankruptcy Code; or  any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.

8.3                                 Without limiting the generality of the foregoing:

8.3.1                        Trustor waives all rights and defenses that Trustor may have (a) because any Secured Obligation is secured by any real property other than the Property (“Other Real Property”) or (b) because any Secured Obligation which is an obligation of a person or persons other than Trustor is secured by the Property.  This means, among other things:

8.3.2                        Beneficiary may foreclose hereunder or exercise any other remedy or right against Trustor hereunder (or under any other document executed by Trustor in connection with any Secured Obligation) without first foreclosing on any Other Real Property or personal property collateral pledged by an Obligated Party (or by any other person) with respect to any Secured Obligation.

8.3.3                        If Beneficiary forecloses on the Property or on any Other Real Property pledged by an Obligated Party (or by any other person) with respect to any Secured Obligation:

(a)                                  The amount of such Secured Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(b)                                 Beneficiary may foreclose hereunder or exercise any other remedy or right against Trustor hereunder (or under any other document executed by Trustor in connection with any Secured Obligation) even if Beneficiary, by foreclosing on any such real property, has destroyed any right Trustor may have to collect from Obligated Party (or from any other person who pledged any such collateral and/or was liable for such Secured Obligation).

This is an unconditional and irrevocable waiver of any rights and defenses Trustor may have because any obligation secured hereby is also secured by Other Real Property and/or because any Secured Obligation which is an obligation of a person or persons other than Trustor is secured by the Property.

Trustor waives all rights and defenses arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Secured Obligation, has destroyed Trustor’s rights of subrogation and reimbursement against the principal.

8.4                                 Subrogation.  Until no part of any Commitment under the Credit Agreement remains outstanding and all of the Secured Obligations have been indefeasibly paid and performed in full, Trustor hereby waives  any right of subrogation which Trustor may now or hereafter have against any Obligated Party that relates to any Secured Obligation,  any right to enforce any remedy Trustor may now or hereafter have (in its own right, or by reason of succession to rights of Beneficiary) against any Obligated Party that relates to any Secured Obligation (including without limitation any right of reimbursement, indemnity or contribution), and  any right to participate in any collateral now or hereafter assigned to Beneficiary with respect to any Secured Obligation.  Trustor further agrees that, if and to the extent that any waiver set forth in this paragraph is ever held to be unenforceable, all such rights of subrogation, enforcement and participation shall be junior and subordinate to the right of Beneficiary to obtain payment and performance of the Secured Obligations and to all rights of Beneficiary in and to any property which now or hereafter serves as collateral security for any Secured Obligation.

8.5                                 Obligated Party Information.  Trustor warrants and agrees:  that Trustor has not relied, and will not rely, on any representations or warranties by Beneficiary to Trustor with respect to the creditworthiness of any Obligated Party or the prospects of repayment of any Secured Obligation from sources other than the Property;  that Trustor has established and/or will establish adequate means of obtaining from any Obligated Party on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Obligated Party;  that Trustor assumes full responsibility for keeping informed with respect to each Obligated Party’s business operations, if any, and financial condition;  that Beneficiary shall have no duty to disclose or report to Trustor any information now or hereafter known to Beneficiary with respect to any Obligated Party, including without limitation information relating to any Obligated Party’s business operations or financial condition; and that Trustor is familiar with the terms and conditions of the Loan Documents and consents to all provisions thereof.

8.6                                 Other Rights of Sureties.  Trustor hereby waives all other rights it may now or hereafter have, whether or not similar to any of the foregoing, by reason of laws of the State of Nevada pertaining to sureties.

8.7                                 Duration and Reinstatement of Lien.  The lien of this Deed of Trust shall continue until the expiration of all periods within which any amount at any time paid on account of the Secured Obligations may be required to be restored or returned by Beneficiary upon the bankruptcy, insolvency or reorganization of any Obligated Party, any guarantor or any other person; and Beneficiary’s rights hereunder shall be reinstated and revived, and the enforceability of this Deed of Trust shall continue, with respect to any such amount which Beneficiary is required to restore or return in connection with any such bankruptcy, insolvency or reorganization.

8.8                                 Subordination.  Except as expressly provided in the Credit Agreement, until all of the Secured Obligations have been fully paid and performed,  Trustor hereby agrees that all existing and future indebtedness and other obligations of each Obligated Party to Trustor (collectively, the “Subordinated Debt”) shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the applicable Obligated Party, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations;  Trustor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and  in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Obligated Party with respect to any Subordinated Debt is received by Trustor, such payment or distribution shall be held in trust and immediately paid over to Beneficiary, is hereby assigned to Beneficiary as security for the Secured Obligations, and shall be held by Beneficiary in an interest bearing account until all Secured Obligations have been fully paid and performed.

8.9                                 Lawfulness and Reasonableness.  Trustor warrants that all of the waivers in this Deed of Trust are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Trustor may destroy or impair rights which Trustor would otherwise have against Beneficiary, Obligated Parties and other persons, or against collateral.  Trustor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law.

9.                                       Miscellaneous Provisions.

9.1                                 Additional Provisions.  The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Deed of Trust.  The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property.

9.2                                 No Waiver or Cure.

9.2.1                        Each waiver by Beneficiary or Trustee must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from any delay or failure by Beneficiary or Trustee to take action on account of any default of Trustor.  Consent by Beneficiary or Trustee to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s or Trustee’s consent to be obtained in any future or other instance.

9.2.2                        If any of the events described below occurs, that event alone shall not:  cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary, Trustee or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien or security interest of this Deed of Trust.

(a)                                  Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.3.3.

(b)                                 Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.6 or exercises Trustor’s right, title and interest under the Leases, either with or without taking possession of all or any part of the Property.

(c)                                  Beneficiary receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5.

(d)                                 Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.15.

(e)                                  Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(f)                                    Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Deed of Trust.

9.3                                 Powers of Beneficiary and Trustee.

9.3.1                        Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

9.3.2                        If either Beneficiary or any Lender or Trustee performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.9 or Section 6.3.4, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien or security interest of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations.  The liability of the original Trustor shall not be released or changed if Beneficiary or any Lender grants any successor in interest to any Borrower or Trustor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation.  Neither Beneficiary nor any Lender shall be required to comply with any demand by any original Trustor or Borrower that Beneficiary or such Lender refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest

9.3.3                        Beneficiary may take any of the actions permitted under Sections 6.3.2 and/or 6.3.3 regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

9.3.4                        From time to time, Beneficiary or Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust.  Beneficiary or Trustee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

9.4                                 Merger.  No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on or security interest in the Property unless Beneficiary consents to a merger in writing.

9.5                                 Applicable Law.  This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Nevada.

9.6                                 Successors in Interest.  The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.  However, this Section 8.6 does not waive the provisions of Section 6.1.

9.7                                 Interpretation.

9.7.1                        Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.  The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

9.7.2                        The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations.  It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

9.7.3                        No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust.  All Exhibits and/or Schedules attached to this Deed of Trust are hereby incorporated in this Deed of Trust.

9.8                                 In-House Counsel Fees.  Whenever Trustor is obligated to pay or reimburse Beneficiary or any Lender or Trustee for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

9.9                                 Waiver of Marshalling.  To the extent permitted by applicable law, Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require foreclosure sales of assets in a particular order, including any rights provided by NRS 100.040 and 100.050, as such Sections may be amended or recodified from time to time.  Each successor and assign of Trustor, including any holder of a lien or security interest subordinate to this Deed of Trust, by acceptance of its interest or lien or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

9.10                           Severability.  Any provision in this Deed of Trust that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Deed of Trust are declared to be severable.

9.11                           Notices.  Trustor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below.  That address is also the mailing address of Trustor as debtor under the Nevada Uniform Commercial Code, as amended or recodified from time to time.  Beneficiary’s address given below is the address for Beneficiary as secured party under the Nevada Uniform Commercial Code, as amended or recodified from time to time.

Notices to Trustor:	Herbst Gaming, Inc.
5195 Las Vegas Blvd.
Las Vegas, NV 89119
Attn: M. Higgins

Notices to Beneficiary:	Bank of America, N.A.
Gaming and Leisure Industries Group
Portfolio Management – CA 9-706-17-54
555 So. Flower Street, 17th Floor
Los Angeles, California 90071
Attention: Janice Hammond

Notices to Trustee:	PRLAP, Inc.
P.O. Box 2240
Brea, California 92622

IN WITNESS WHEREOF, this Deed of Trust has been executed as of the date first written above.

“Trustor”:

E-T-T, INC.,
a Nevada corporation

By:	/s/ Edward Herbst
Edward Herbst

ACKNOWLEDGEMENT

STATE OF Nevada	)
) ss
COUNTY OF Clark	)

This instrument was acknowledged before me on 6/10, 2004 by  Edward Herbst as President of E-T-T, Inc., a Nevada corporation.

/s/ Janice R. Donelson
(Signature of Notarial Officer)

JANICE R. DONELSON
(SEAL)	Notary Public State of Nevada	(Title and Rank)
No. 99-39315-1
	My appt. exp. Nov. 20, 2007	My commission expires:	11/20/07

EXHIBIT “A”

(Legal Description of Land)

THAT PORTION OF GOVERNMENT LOT 4 SITUATE IN THE SOUTHWEST QUARTER (SW ¼) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 19, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER (SW ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SAID SECTION 19, SAID CORNER ALSO BEING THE CENTERLINE INTERSECTION OF TROPICANA AVENUE (PRESENTLY 100 FEET IN WIDTH) AND CAMERON STREET (PRESENTLY 60 FEET IN WIDTH);  THENCE ALONG THE EAST LINE THEREOF AND THE CENTERLINE OF SAID CAMERON STREET NORTH 00 34’29” WEST, 216.25 FEET; THENCE DEPARTING SAID EAST LINE AND CENTERLINE SOUTH 89 25’3 1” WEST, 30.00 FEET TO THE POINT OF BEGINNING;  THENCE SOUTH 89 53’19” WEST, 241.80 FEET;  THENCE SOUTH 00 34’28” EAST, 166.00 FEET TO A POINT ON THE NORTH RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE;  THENCE ALONG SAID NORTH RIGHT-OF-WAY LINE, NORTH 89 53’20” EAST, 216.59 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 25.00 FEET; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGEL OF 90 27’49”, AN ARC DISTANCE OF 39.47 FEET TO A POINT ON THE WEST RIGHT OF WAY LINE OF SAID CAMERON STREET;  THENCE ALONG SAID WEST RIGHT-OF-WAY LINE NORTH 00 34’29” WEST, 141.00 FEET TO THE POINT OF BEGINNING.

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EXHIBIT “B”

(Master Lease and Sublease)

SEE ATTACHED

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LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 2002, by and between Terrible Herbst, Inc. (hereinafter “Lessor”), and E-T-T, Inc. (Hereinafter “Lessee”).

WHEREAS, Lessor leases the Property described below pursuant to that certain Lease dated June 30, 2002 between Lessor and Centennial Acquisitions, LLC (hereinafter “Property Owner”), a copy of which is attached hereto as Exhibit “A” and incorporated herein by reference.

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real property necessary for parking, along with improvements thereto, to wit, approximately4,000 square feet of building space to be used as and for a casino, bar and related uses (Hereinafter the “Property”) situated in the County of Clark, State of Nevada, whose street address is 670 US Highway 95, Searchlight, Nevada 89046 and which is set forth in the floorplan and site plan, both of which are attached hereto as Exhibit “A”.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.                                       TERM:  This Lease shall be a twenty (20) year lease commencing on the first day of operations at the casino by the Lessee.

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2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for the Property the sum of Fifteen Thousand Dollars ($15,000.00) per month on the first of each month for the duration of said lease.

3.                                       RIGHTS & TITLE:  Lessee agrees that buildings and improvements hereafter located or erected on premises at any time during the term of his Lease, or extension thereof, shall be and remain property of Lessor and Lessee shall have no title, rights or interest in said buildings and improvements other than such interest granted hereby.

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quiet possession of the Property, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the Property.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon the Property that he will notify Lessor in order that a notice of non-responsibility may be posted on the Property and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written

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consent of the Lessor shall be obtained therefore; and provided that such changes and alterations shall conform with building codes and zoning regulations now or hereinafter legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the service station and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the Property clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE TO FIXTURES:  All fixtures and other property and materials  installed in the building on the Property by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore the Property to the condition in  which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public

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liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about the Property.  Said  policy shall carry an amount of coverage for injury to one person in any one accident in the sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00).  Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the Property caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of all State, Federal, County and  Municipal authorities, appertaining to the business conducted upon the Property, and Lessee shall not permit the Property to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to  be kept and performed by the Lessee, and such default continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of the Property and take such action  or pursue such remedy as may be permitted under the law of the State of Nevada.  However,  if Lessee commences the necessary work to cure said default before the expiration of the

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thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed  to declare this Lease terminated.

13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the Property free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the Property; provided, however, that the Lessee shall have the right to contest the claim of such lien, in which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of  such claim of such lien, conditioned upon the diligent prosecution of such defense, and to  hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall  pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

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15.                                 INDEMNIFICATION:  Lessee shall indemnify and hold harmless Lessor  and its agents, servants, employees and representatives from and against all claims, damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which  consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any portion  of the Property, providing that the tenancy of such sub-tenant shall be subject to all the  terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:  If the Lessee shall hold over the Property beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPRETATION:  The term “Lessor” shall include the singular,  if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

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20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessor:

Terrible Herbst, Inc.

Jerry Herbst

5195 Las Vegas Blvd. South

Las Vegas, Nevada 89119

Lessee:

E-T-T, Inc.

5195 Las Vegas Blvd. South

Las Vegas, Nevada 89119

Attn:  Timothy Herbst, Vice President

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in  addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:  If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall be judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after

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notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same  for sale publicly, the Lessor may, at its option, in either or any of such events, without notice  to Lessee or any other person or persons, immediately recapture and take possession of the Property and terminate this Lease with or without the process of law, such process being expressly waived by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on the Property and will keep the  parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  Lessee understands and acknowledges that Lessor holds interest in the Property through that certain lease, which is attached hereto as Exhibit  “B” and that Lessee’s option to renew this Agreement is subject to and conditioned upon Lessor renewing Exhibit “B”.  So long as Lessor renews, then the Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term  aforesaid, provided he has faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms, subject to the same  terms, covenants and conditions and agreements as contained herein other than this  paragraph.  The monthly rental for each renewal term shall be determined at the time of each renewal.

25.                                 TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each  and every one of the provisions herein contained.

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26.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
TERRIBLE HERBST, INC.

/s/ Jerry E. Herbst
JERRY E. HERBST President

LESSEE, E-T-T, INC.

/s/ Timothy P. Herbst
TIMOTHY P. HERBST
Vice President

RECORDER’S NOTE:
THIS IS A COPY

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EXHIBIT A

LEGAL DESCRIPTION

THAT PORTION OF GOVERNMENT LOT 4 SITUATE IN THE SOUTHWEST QUARTER (SW ¼) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 19, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER (SW ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SAID SECTION 19, SAID CORNER ALSO BEING THE CENTERLINE INTERSECTION OF TROPICANA AVENUE (PRESENTLY 100 FEET IN WIDTH) AND CAMERON STREET (PRESENTLY 60 FEET IN WIDTH); THENCE ALONG THE EAST LINE THEREOF AND THE CENTERLINE OF SAID CAMERON STREET NORTH 00 34’29” WEST, 216.25 FEET; THENCE DEPARTING SAID EAST LINE AND CENTERLINE SOUTH 89 25’31” WEST, 30.00 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89 53’19” WEST, 241.80 FEET; THENCE SOUTH 00 34’28” EAST, 166.00 FEET TO A POINT ON THE NORTH RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE; THENCE ALONG SAID NORTH RIGHT-OF-WAY LINE, NORTH 89 53’20” EAST, 216.59 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 25.00 FEET; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGEL OF 90 27’49”, AN ARC DISTANCE OF 39.47 FEET TO A POINT ON THE WEST RIGHT OF WAY LINE OF SAID CAMERON STREET;  THENCE ALONG SAID WEST RIGHT-OF-WAY LINE NORTH 00 34’29” WEST, 141.00 FEET TO THE POINT OF BEGINNING.

LEASE

Searchlight Truck Stop.

THIS LEASE (the “Lease” is entered into as of the        day of June, 2002, between Centennial Acquisitions, LLC, a Nevada limited liability company (“Landlord”), and Terrible Herbst, Inc., a Nevada corporation (“Tenant”).

WITNESSETH:

FOR AND IN CONSIDERATION of the mutual covenants contained in this Lease, Landlord and Tenant hereby agree as follows:

1.                                       Definitions.  The following words and phrases shall have the meanings set forth below:

1.1                                 “Commencement Date” means the later of the date as of which this Lease is entered into and the date Landlord acquires the Premises.

1.2                                 “Expiration Date” means twenty (20) years after the Commencement Date.

1.3                                 “Term” means the period commencing on 12:01 a.m. of the Commencement Date and expiring on midnight of the Expiration Date, together with the period of any extension or renewal of this Lease to which Landlord and Tenant agree in writing.

1.4                                 “Basic Monthly Rent” means $48,333.33 per calendar month, as the same may be increased from time to time pursuant to the provisions of Paragraph 4.2.

1.5                                 “Additional Rent” means all amounts payable as rent by Tenant to the Landlord pursuant to this Lease (other than Basic Monthly Rent), regardless of the manner of computation or timing of the payment.

1.6                                 “Permitted Use” means use of the Premises for an automotive fuel and service station, convenience store, fast food restaurant and casino (provided that Landlord makes no representation or warranty that such uses are permitted under applicable law).

1.7                                 “Premises” means the approximately 7.43 acres of land (the “Land”), together with the Building (the “Building”) and all other improvements located on the Land, situated at City of Searchlight, County of Clark, State of Nevada, more particularly described on the attached Exhibit A.  (The Building and all other improvements located on the Land are hereinafter collectively referred to as the “Improvements.”)  The Building consists of approximately            square feet and includes, without limitation, all heating, air conditioning, mechanical, electrical, elevator and plumbing systems, the roof and all walls, foundations, fixtures and equipment above the suspended ceiling or beneath the level of the foundation which serve the Premises, constituting a part thereof.  The Land includes all easements and rights-of-way appurtenant thereto.  Landlord’s reservation includes the right to install, inspect, maintain,  use, repair and replace those areas and items and to enter the Premises in order to do so.

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1.8                                 “Tenant” means each person executing this document as a Tenant under this Lease.  If there is more than one person set forth on the signature line as Tenant, their liability under this Lease shall be joint and several.  If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising Tenant.

2.                                       Agreement of Lease; Improvement.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, in accordance with the provisions set forth in this Lease, and subject to all matters now or hereafter of record or enforceable at law or in equity.  The Tenant acknowledges that the Premises are ready for occupancy as-is.  Landlord shall not be obligated to make any improvements or repairs thereto.  Tenant has had an opportunity to, and to have its architects, engineers and other consultants, inspect the Premises and Tenant has found the Premises fit for Tenant’s use.  Tenant accepts the Premises with all systems (roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility and plumbing) in good working order and repair.

3.                                       Term; Commencement Date; Option to Extend Term.  Tenant’s obligation to pay rent under this Lease shall commence on the Commencement Date and shall be for the Term.  Upon Landlord’s request, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date, which acknowledgment shall be deemed to be a part of this Lease.

Tenant (but not a successor, assignee or subtenant of Tenant) shall have the option to extend the Term for four (4) periods of five (5) additional years (the “Option Term”) by delivering written notice of exercise of such option not later than 180 days prior to the expiration of the original Term; provided, Tenant shall not be in default when the Option is exercised or as of the date the Option Term commences or the right to extend the term shall be null and void.  In the event Tenant timely exercises the option granted by this Paragraph 3 and extends the Term, this Lease shall continue on the same terms and conditions as set forth in this Lease except that the Base Rent for each Lease Year during the Option Term shall escalate annually as provided in Paragraph 4.2 below.

4.                                       Rent; Consumer Escalation; Net Lease.

4.1                                 Basic Monthly Rent.  Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States in equal consecutive monthly installments at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date.  If the Commencement Date occurs on a day other than the first day of a calendar month, on the Commencement Date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per-diem basis and for the first full calendar month occurring after the Commencement Date.

4.2                                 Basic Monthly Rent Escalation.  The Basic Monthly Rent shall be increased on each anniversary of the Commencement Date to the product obtained by multiplying the Basic Monthly Rent then in effect by 1.02.  Landlord shall invoice Tenant retroactively for the increased portion of the Basic Monthly Rent due for the period between each such anniversary and the date of such invoice.  The delay or failure of Landlord to compute or to bill Tenant for the adjustments to be

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made pursuant to this Paragraph 4.2 shall not impair the continuing obligation of Tenant to pay the increased portion of the Basic Monthly Rent resulting from such adjustments.  In no event shall the Basic Monthly Rent be decreased as a result of this Paragraph 4.2.

4.3                                 Net Rent.  It is the intent of Landlord and Tenant that the Basic Monthly Rent and all other rent and sums payable by Tenant to Landlord under this Lease be absolutely net to Landlord and that Tenant shall, except as expressly hereinafter provided, pay (either directly or by payment to Landlord of Tenant’s share of any expenses or costs pursuant to any provision of this Lease) for all insurance, taxes, utilities, repairs, operating expenses, maintenance and all other services and costs relating to the Premises and to Tenant’s use thereof.

4.4                                 Place of Payment.  All payments made by Tenant under this Lease shall be made at Landlord’s place of business designated on the signature page of this Lease, or at such other places as Landlord may designate from time to time by written notice to Tenant.

4.5                                 Late Charges.  Any payment of Basic Monthly Rent or Additional Rent not made when due, shall at Landlord’s sole option, bear late charges thereon calculated at the rate of one and one-half percent (1½%) per month, but in no event greater than the highest rate permitted by applicable law.

4.6                                 Retention of payments by Landlord.  Any payment of Basic Monthly Rent or Additional Rent then accrued shall be fully earned by Landlord when due under terms of this Lease.

4.7                                 Prepaid Rent.  Concurrent with the execution of this Agreement, Tenant shall pay Landlord the sum of $145,000 representing the first three months rent due hereunder.  On the first day of the fourth month of the term of this Lease, Tenant shall commence making monthly rental payments in the amount set forth in Paragraph 1.4 above.

5.                                       Property Taxes.  Tenant shall pay all real property taxes applicable to the Premises during the Term.  All such payments shall be made at least ten (10) days prior to the delinquency date of such payment.  Upon payment thereof, Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid.  Notwithstanding the foregoing provisions of this Paragraph 5, if the holder of any mortgage then affecting Landlord’s interest in the Premises requires that Landlord make monthly or other periodic payments to an escrow or reserve for use in paying real property taxes as they fall due, Tenant shall, upon being so advised by Landlord and at the time of its making the monthly payments of Basic Monthly Rent required under Paragraph 4, remit to Landlord the monthly or other periodic payments required to be paid by Landlord to such holder, and Landlord shall in turn remit such amount to such holder.  As used herein, the term “real property taxes” shall include any form of general or special assessment, license fee, commercial rental or gross receipts tax, levy, penalty, duty, charge or tax (other than inheritance or estates taxes) imposed by an authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, sewer or other improvement district against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, against Landlord’s right to rent or other income therefrom, against the use, occupancy or possession of the Premises by Landlord or Tenant or against Landlord’s business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any  additional tax the  nature of  which was  previously included within the definition

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of real property taxes.  All expenses, including attorney’s fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any taxes or in obtaining a refund of taxes will be considered as part of the taxes for the tax year in which such expenses are incurred.  If the Premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Landlord’s reasonable determination thereof, in good faith, shall be conclusive.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.  When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

6.               Use and Operation.

6.1                                 Use; Suitability.  Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by its employees, agents, licensees or invitees (collectively, “Occupants”) which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Premises; (b) create a public or private nuisance, commit waste or interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in its operation of the Building; (c) overload the floors or otherwise damage the structure of the Building; (c) constitute an improper, immoral or objectionable purpose; (e) subject Landlord to any liability to any third party; or (f) lower the first-class character of the Building.  Tenant shall, at its sole cost, (t) operate its business on the Premises; (u) use the Premises in a careful, safe and proper manner; (v) comply with all present and future governmental or quasi-governmental laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Premises and the use thereof; (w) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises; (x) keep the Premises free of objectionable noises and odors; (y) not store, use or dispose of any hazardous, toxic or radioactive materials on the Premises except those necessary to the operation of its business and in full compliance with all applicable present and future governmental or quasi-governmental laws, ordinances, regulations and requirements regarding the same; and (z) not place any signs on the Premises, except as provided in Paragraph 18 of this Lease, unless Landlord consents thereto in advance in writing.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any governmental or quasi-governmental law, ordinance, regulation or requirement or any covenant, condition or restriction existing with respect to the Premises or with respect to any hazardous, toxic or radioactive substance on the Premises shall be conclusive of that fact as between Landlord and Tenant.  (The foregoing sentence shall not create or confer upon Tenant or any other person any rights with respect to Landlord.)  Except as expressly set forth in this Lease, no representation or warranty has been made to or relied upon by Tenant concerning the Premises, including, without limitation, the fitness or suitability of the Premises for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement of the Premises.

6.2                                 Covenant of Continuous Operation.  Tenant shall carry on its business diligently and continuously at the Premises throughout the Term and shall keep the Premises open for

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Business on all business days in accordance with the schedule of minimum hours specified from time to time by Landlord.

7.                                       Utilities and Services.  Tenant shall pay all costs, expenses, charges and amounts, or whatever kind or character, for all water, gars, heat light, power, air conditioning, telephone, sewer service, protective service, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not billed to Tenant, but rather are billed to and paid by Landlord, Tenant shall pay to Landlord the cost of such services.  If any utility service to the Premises is interrupted for any reason whatsoever, Landlord shall not be liable therefore to Tenant, such interruption shall not be deemed to be an eviction or interference with Tenant’s use and occupancy of the Premises, the rents required to be paid hereunder shall not be abated as a result thereof, and Tenant hereby expressly waives any claims Tenant might otherwise have against Landlord as a result of any such interruption.

8.                                       Maintenance and Repairs; Alterations; Access.

8.1                                 Maintenance and Repairs.  Tenant, at its sole cost and expense, shall maintain the Premises and every part thereof in good order, condition and repair, and in a clean and sanitary condition, including both structural and nonstructural portions, including, without limitation, all plumbing, sewage, heating, air conditioning, ventilating, electrical, and lighting facilities equipment, fixtures, floor, walls and ceilings and their coverings (interior and exterior), foundations, roofs (interior and exterior), columns, beams, floors, windows, window sashes and frames, doors and door frames, locks, glass and plate glass, furnishings, trade fixtures, leasehold improvements, equipments, landscaping, driveways, parking lots, fences, signs and other personal property from time to time situated in, on or upon the Premises.  Tenant expressly and irrevocably waives the benefit or applicability of any statute in effect on or after the date of this Lease which affords Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

8.2                                 Alterations.  Tenant shall not make any change, addition or improvement to the Premises, unless such change, addition or improvement: (a) equals or exceeds the then-current standard for the building and utilizes only new and first-grade materials; (b) is in conformity with all applicable governmental and quasi-governmental laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses; (c) is made with the prior written consent of Landlord; (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, which approval shall not be unreasonably withheld; (e) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement; (f) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured; and (g) immediately becomes the property of Landlord.  Any such change, addition or improvement.  Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’ fees, which may arise out of or be connected in any way with any such change, addition or

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improvement.  Within ten (10) days following the imposition of any such lien Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.  Any increase in property taxes on or insurance cost for the Premises attributable to such change, addition or improvement shall be borne by Tenant and shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord’s invoice(s) therefore.

8.3                                 Access to Premises.  Landlord may enter the Premises at reasonable times for the purpose of inspecting, altering and repairing the Premises and ascertaining compliance with the provisions of this Lease by Tenant.  Landlord shall have free access to the Premises in the event of an emergency.  Landlord may also show the Premises to prospective purchasers, tenants or mortgages at reasonable times.  Tenant hereby waives any claim for damages or for injury to inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance).  During the six (6) months prior to the expiration of the Term or other termination of this Lease, Landlord may place upon the Premises “To Let,” “For Sale” or other similar signs.

9.               Assignment.

9.1                                 Prohibition.  Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant’s interest in this Lease, in whole or in part, permit the use of the Premises by any persons other than Tenant or its Occupants, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion for any reason or for no reason.  Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease.  If Tenant is a corporation, an unincorporated association or a partnership, the assignment, transfer, encumbrance or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Paragraph 9.1 unless such transfer is to the immediate family of such majority equity holder.  Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding upon any person holding by, under or through Tenant.  At Landlord’s option, any assignment or sublease without Landlord’s prior written consent shall be void.  Notwithstanding the foregoing, Landlord expressly consents to subleases to McDonalds and EFT [hand written notation  changing EFT to ETT, initialed by Phyllis Schwartz], Inc.  Tenant hereby pledges its interest in said leases to Landlord to secure Tenant’s obligations to Landlord hereunder.

9.2                                 Termination.  If Tenant requests Landlord’s consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises (other than the approved subleases referred to in Paragraph 9.1 above), Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of its business and finances as Landlord may be reasonably require, and the proposed effective date (the “Effective Date”) of the proposed assignment or subleasing, which Effective Date shall be neither less than thirty (30) nor more than ninety (90) days following the date of Tenant’s submission of such information.  Upon receipt of such request and all such information from Tenant, Landlord shall have the right, exercisable by notice within fifteen (15) days after such receipt, to terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to

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sublease a portion of the Premises only, to terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within five (5) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request.  Such right to terminate shall be for any reason whatsoever in the sole discretion of Landlord, including but not limited to the right to retain all profits of such assignment or sublease.  If Landlord shall exercise such termination right, Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Paragraph 17.  If this Lease is terminated as to a portion of the Premises only, the rent payable by Tenant under this Lease shall be abated proportionately commencing as of the Effective Date, based upon the percentage of the Premises as to which this Lease has been terminated.

9.3                                 Landlord’s Rights.  If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord’s consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease.  No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and it assignee or subtenant, as the case may be, shall b jointly and severally primarily liable for such payment and performance.  Tenant shall reimburse Landlord for its attorneys’ and other  fees and costs incurred in connection with both determining whether to give its consent and giving its consent.  O assignment or subleasing under this Lease shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment or sublease agreement, which shall specifically state that (a) such agreement is subject to all of the provisions of this Lease; (b) in the case of an assignment, the assignee assumes and agrees to perform all of Tenant’s obligations under the Lease; (c) the assignee or subtenant, as the case may be, does not have the right to a further assignment of such agreement, or to allow the Premises to be used by others, without the prior written consent of Landlord in each instance; (d) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the provisions of this Lease or Tenant’s obligations under this Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the assignment or sublease had not been made; (e) if Tenant defaults in the payment of any amounts due under this Lease, Landlord is authorized to collect any rents or other amounts due from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the sums reserved in this Lease; and (f) the receipt by Landlord of any amounts from an assignee, subtenant or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations under this Lease or the acceptance of that party as a direct tenant.

10.         Indemnity; Waiver and Release.

10.1                           Indemnity.  Tenant shall indemnify, defend and hold harmless Landlord from, against and with respect to all demands, claims, causes of action, judgments, losses, damages (including consequential damages), liabilities, obligations, fines, penalties, costs and expenses, including but not limited to attorneys’ fees, arising from the occupancy or use by Tenant or its invitees on the Premises, the conduct of Tenant’s business on the Premises, and act or omission done, permitted

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or suffered by Tenant or any of its invitees, any default or nonperformance by Tenant under this Lease, any injury or damage to the person, property or business of Tenant or its invitees, any litigation commenced by or against Tenant to which Landlord is made a party without fault on the part of Landlord, or any change or liability brought by any local, state or federal governmental agency regarding Tenant’s retail fuel operations, including, without limitation, claims brought by the Environmental Protection Agency due to a violation of any law.  If any action or proceeding is brought against Landlord, its employees or its agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord.

10.2                           Waiver and Release.  Tenant waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.  In addition, Landlord, its employees and agents shall not be liable for any loss, injury, death or damage (including any consequential damage) to persons, property or Tenant’s business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord’s control.  Tenant acknowledges that it constructed all improvements comprising the Premises and that it is now leasing the property pursuant to a sale/leaseback transaction with Landlord.  Consequently, Tenant waives all claims against Landlord relating to the current or future condition of the improvements or the Premises and acknowledges that any it is responsible for any deficiency of the improvements or the Premises.  Tenant shall timely pursue all meritorious claims against contractors, subcontractors, materialmen and/or architects contributing to any substandard condition relating to the improvements or the Premises and shall advise Landlord of any such claim.

11.                                 Insurance.  Tenant shall, at Tenant’s dole cost, procure and continue in force the following insurance coverage: (a) bodily injury and property damage liability insurance with a combined single limit for bodily injury and property damage of not less tan $2,000,000 per occurrence; (b) fire and extended coverage insurance, including vandalism, malicious mischief, special extended peril (all-risk), boiler, and sprinkler leakage coverage, in an amount equal to the full replacement value (without deduction for depreciation) of the Premises and of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in, on or upon the Premises; and (c) worker’s compensation insurance satisfying Tenant’s obligations under the worker’s compensation laws of the State of Nevada.  Such minimum limits shall in no event limit the liability of Tenant under this Lease.  Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, such property insurance shall name Landlord as a loss payee as its interests may appear, and both such liability and property insurance shall be with companies acceptable to Landlord having a rating of not less than A:XI in the most recent issue of Best’s Key Rating Guide, Property-Casualty.  All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by it, its agents and its employees as a result of the acts or omissions of Tenant.  Tenant shall furnish Landlord certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer.  All such policies shall be written as primary policies, not contributing with and not in excess

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of any coverage Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord.  Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or binders therefore.  Landlord and Tenant hereby mutually waive their respective rights of subrogation against each other for any loss insured by insurance policies existing for the benefit of the respective parties.  Landlord and Tenant shall cause their respective insurance carriers to issue appropriate waivers of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises.  Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver of subrogation rights endorsements.  Any mortgage lender interested in any part of the Premises may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease, by use of a mortgagee’s endorsement to the policy concerned.

12.                                 Damage or Destruction.

12.1                           General Provisions.  If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Tenant or Landlord, they shall, upon receipt of any insurance proceeds, use such proceeds to effect repair of the Premises to substantially the condition in which the Premises were immediately prior to such destruction.  Landlord’s obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises, or the proceeds received by Landlord from any insurance policy maintained by Tenant.  If (a) by reason of such occurrence the Premises are rendered wholly untenantable; (b) the Premises are damaged as a result of a risk not covered by insurance; (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term; (d) the Premises or the Building (whether or not the Premises are damaged) is damaged to the extent of ten percent (10%) or more of the then-replacement value of either or to the extent that it would take, in Landlord’s opinion, in excess of ninety (90) days to complete the requisite repairs; or (e) insurance proceeds adequate to repair the Premises are not available to Landlord for any reason, Landlord may either elect to repair the damage or cancel this Lease by notice of cancellation within sixty (60) days after such event and thereupon this Lease shall expire as of the date such notice is given, and Tenant shall vacate and surrender the Premises to Landlord.  There shall be no abatement of any payment due from Tenant to Landlord under this Lease.  Tenant expressly waives any claim Tenant might  have against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, and Tenant shall have no right to terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building.

12.2                           Damage to Tenant’s Trade Fixtures and other Personal Property.  The proceeds of all insurance carried by Tenant on Tenant’s furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same, and shall not be subject to any claim by Landlord for repair or replacement of any part of the Premises.  Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.  Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be require to restore or replace such furnishings, trade fixtures, leasehold

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improvements, equipment, merchandise and other personal property in the event of damage or destruction in at least a condition equal to that existing prior to such event.

13.                                 Condemnation.  As used in this Paragraph 13, “Condemnation Proceedings” means any actions or proceedings in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the poser of eminent domain or by purchase or otherwise in lieu of such exercise.  If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of such taking.  The phrase “as of the date of the taking” means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.  Landlord may terminate this Lease if more than twenty-five percent (25%) of the Premises is taken or any portion of the Premises is taken that, in Landlord’s judgment, substantially interferes with Landlord’s ability to operate or use the Premises for the purposes for which it was intended.  Any such termination must be accomplished through written notice to Tenant given no later than sixty (60) days after, and shall be effective as of, the date of such taking.  In all other cases, or if Landlord does not exercise its right to terminate, this Lease shall remain in effect.  If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent shall be reduced in the proportion that the floor area of buildings taken bears to the total floor area of the Premises immediately prior to the taking.  Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sloe and exclusive property of Landlord.  Tenant shall be entitled to any award for the loss of or damage to Tenant’s trade fixtures or loss of business, provided that a separate award is actually made therefore to Tenant and that the same will not reduce Landlord’s award.  Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

14.                                 Landlord’s Financing.  This lease shall be subordinate to any existing or future first mortgage, first deed of trust and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments.  No documentation other than this Lease shall be required to evidence such subordination.  If any holder of a mortgage or deed of trust and shall give written notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust.  Tenant shall execute such documents as may be required by Landlord to confirm such subordination or priority within ten (10) days after request therefore.  Tenant shall from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by the Premises or any portion thereof.  Any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord’s successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

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15.                                 Default.

15.1                           Default by Tenant.  The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

15.1.1                  Tenant fails to pay timely any installment of Basic Monthly Rent or any other payment due under this Lease.

15.1.2                  Tenant fails to observe or perform timely any other term, covenant or condition to be observed or performed by Tenant under this Lease.

15.1.3                  Tenant fails to provide fuel services for a period of five (5) consecutive days, unless Tenant is prevented from doing so by Force Majeure.  For purposes of this provision, Force Majeure shall mean any act or event that occurs as a consequence of fire, theft, water, wind, flood, hurricane, and that could not have been avoided by reasonable diligence, prevention or control.

15.1.4                  Tenant becomes insolvent or ceases to transact business as a going concern.

15.1.5                  Tenant sells or otherwise transfers its business and the purchaser does not expressly assume all of Tenant’s obligations hereunder.

15.1.6                  Tenant or any guarantor of this Lease dies (if an individual), files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution.

15.1.7                  Tenant vacates or abandons the Premises.

15.1.7.1         Any guarantor, surety or endorser of this Lease for Tenant attempts to rescind or to terminate its guaranty, or defaults in or breaches any obligation or liability to Landlord.

15.2                           Remedies.  In the event Tenant fails to timely and fully carry out any of the provisions or obligations under this Lease or is in default under any of the provisions of Paragraph 15.1 above, Landlord shall have the right to, at any time and at Landlord’s option, without waiving or limiting any other right or remedy available to it, (a) perform in Tenant’s stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost incurred by Landlord in connection therewith with interest thereon from the date of such expenditure until paid in full at the greater of the prime rate then charged by Bank of America (or any other bank or savings and loan association designated by Landlord), plus four percent (4%), or eighteen percent (18%) per annum (the “Interest Rate”); (b) terminate Tenant’s rights under this Lease by written notice; (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease); or (d) pursue any other remedy allowed by law.  Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in

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connection with such reletting, and all other costs and damages arising out of Tenant’s default, including attorneys’ fees and costs.  Notwithstanding any termination or reentry, the liability of Tenant for the rents and other sums reserved in this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease.

15.3                           Past Due Amounts; Tenant’s Obligations Independent.  If Tenant fails to pay when due any amounts required to be paid by Tenant under this Lease, such unpaid amounts shall bear interest at the Interest Rate from the due date of such amounts to the date of payment in full, with interest.  In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amounts as a late charge.  The actual cost in each instance is extremely difficult, if not impossible, to determine.  The  payment (and acceptance) of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease.  All amounts due under this Lease are and shall be deemed to be rent or additional, rent, and shall be paid by the terms of this Lease).  The obligations of Tenant to pay Basic Monthly Rent and all other amounts due and to perform all of its obligations under this Lease are severable from and independent of any obligations of Landlord under this Lease.

15.4                           Default by Landlord.  Landlord shall not be in default under this Lease unless Landlord or the holder of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and to such holder, specifying the respects in which Landlord has failed to perform such obligation.  If the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such commencement diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate this Lease or to withhold the payment of rent or other charges provided for in this Lease as a result of Landlord’s default.

16.                                 Expiration or Termination.

16.1                           Surrender of Premises.  Upon the expiration of the Term or other termination of this Lease, Tenant shall, at its own cost, (a) promptly and peaceably surrender the Premises to Landlord “broom clean,” in good order and condition, ordinary wear and tear excepted; (b) repair any damage to the Premises caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant; (c) repair, patch and pain in a good and workmanlike manner satisfactory to Landlord all holes and other marks in the floors, walls and ceilings of the Premises to Landlord’s reasonable satisfaction; and (d) deliver all keys to the Premises to Landlord.  Before surrendering the Premises, Tenant shall, at its sole cost, remove its movable personal property only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises and become the property of Landlord without payment therefore; however, Tenant shall not remove any personal property, trade fixtures or other property fro the Premises without Landlord’s prior written consent if such personal property, trade fixtures or other property is used in the operation of the Premises, the removal of such property, trade fixtures or other property will impair the structure of the Building, or Tenant is in default under this Lease.  If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property.  Landlord may require Tenant to remove any personal property, trade fixtures, other property,

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alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease.  All personal property, trade fixtures and other property of Tenant not removed from the Premises upon the abandonment of the Premises or upon the expiration of the Term or other termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without any obligation to account therefore.  Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from any such disposition.  No surrender of the Premises shall be effected by Landlord’s acceptance of the keys or of this rent or by any other means whatsoever without Landlord’s written acknowledgement of such acceptance as a surrender.  Tenant shall not be released from Tenant’s obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

16.2                           Holding Over.  Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease.  If Tenant remains in possession of the Premises or any part of the Premises after the expiration of the Term or other termination of this Lease with the express written consent of landlord, such occupancy shall be a tenancy from month to month at a rental (and not as a penalty) in the amount of one hundred fifty percent (150%) of the last monthly rental, plus all other charges payable under this Lease, and upon all of the terms of this Lease applicable to a month to month tenancy.  The provisions of this Paragraph 16 shall survive the expiration of the Term or other termination of this Lease.

17.                                 Estoppel Certificate.  Tenant shall, within five (5) days after Landlord’s request therefore, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; and (h) such other information as Landlord may request.  Landlord’s mortgage lenders and purchasers shall be entitled to rely upon any estoppel certificate executed by Tenant.  If Tenant fails to execute such estoppel certificate within such five (5) day period, Landlord may execute the same on behalf of Tenant as Tenant’s duly authorized attorney-in-fact.  For such purpose, Tenant hereby makes, constitutes and appoints Landlord as Tenant’s true and lawful attorney to act for Tenant and in Tenant’s name, place and stead and for Tenant’s use and benefit.  Such power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

18.                                 Signage.  Tenant may purchase and erect such signage on the Building and on the lot as may be necessary to advertise its business, in conformity with all applicable governmental and quasi-governmental laws, ordinances, regulations and requirements, and after obtaining any required permits, licenses, variances and approvals.  All signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Premises.  At its sole

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expense, Tenant shall maintain all permitted signs and shall, upon the expiration of the Term or other termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

19.                                 Additional Authorizations and Consents.  Tenant and Landlord shall execute and file or join in the execution and filing of any applications or other documents which may be necessary in order to obtain the authorization, approval or consent of any governmental body, local, state or federal or any other third party, which may be required, or which Tenant may reasonably request, in connection with the consummation of the transactions contemplated hereby.  Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

20.                                 Purchase Option.  At any time during the term of this lease following the end of the 5th Lease Year and continuing for a period of two months following the end of the term of this Lease (as the same may be extended from time to time), Tenant shall have an option to purchase the Premises for a sum equal to $6,090,000, increased by one percent (1%) per year compounded from the end of the 5th Lease Year until the date of exercise of the option.

21.                                 General Provisions.

21.1                           No Partnership.  Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant’s business or otherwise.

21.2                           Force Majeure.  If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, war or other reason not the fault of the party delayed and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

21.3                           Notices.  Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid, shall be addressed as set forth below or as otherwise designated in writing by Landlord or Tenant to the other, and shall be effective upon delivery to the then effective notice address for the party concerned.

Landlord:

Centennial Acquisitions, LLC

c/o Phyllis Schwartz

2877 Paradise Road, TH3402

Las Vegas, NV  89109

with a copy to:

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John R. Erickson, Esq.

Woods Erickson Whitaker & Miles, LLP

1349 Galleria Drive, Suite 300

Henderson, NV  89014

Tenant:

Terrible Herbst, Inc.

Attn: Sean Higgins

5195 South Las Vegas Blvd.

Las Vegas, NV  89119

21.4                           Severablilty.  If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby.  Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

21.5                           Notification of Changes.  Tenant shall promptly notify Landlord in writing of the existence or happening of any fact, event or occurrence that may tend to alter, in any material respect, the accuracy or completeness of any representation or warranty contained in this Lease, or affect the ability of Tenant to perform its obligations hereunder.

21.6                           Brokerage Commissions.  Except as agreed upon in writing by Landlord, Tenant represents and warrants that there are no claims for brokerage commission or finder’s fees in connection herewith and agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, arising from any such brokerage commissions or finder’s fees.

21.7                           Use of Pronouns.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, corporation or a group of two or more individuals, partnerships, associations or corporation.  The necessity grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more that one Landlord or Tenant and to corporations, associations, partnerships, individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

21.8                           Successors.  Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, successors, assigns and legal representatives.  In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be relieved entirely of all its obligations under this Lease and such obligations shall, as of the time of such sale or assignment or on the Commencement Date, whichever is later, automatically pass to the Landlord’s successor in interest.

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21.9                           Recourse by Tenant.  Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

21.10                     Quiet Enjoyment.  Upon Tenant paying the rents reserved under this Lease and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term without interference from Landlord, subject to all of the provisions of this Lease.

21.11                     Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent upon a breach of this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty or condition.  Any part may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party hereto.  No waiver shall affect or alter the remainder of this Lese but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

21.12                     Rights and Remedies.  The rights and remedies of the parties hereto shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions.  The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease.  The parties’ respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

21.13                     Authorization.  Each individual executing this Lease does thereby represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

21.14                     Litigation Expenses.  If any action, suit or proceeding is brought by a party hereto to recover any rent or other amount due under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the prevailing party in such action or proceeding shall be entitled to recover from the other all of its reasonable costs and expenses incurred therein (including those incurred in connection with any appeal), including attorney’s fees, the amounts of which shall be fixed by the court and made a part of any judgment rendered.  Tenant shall be responsible for all expenses incurred by Landlord, including, without limitation, attorneys’ fees, that Landlord incurs in any case or proceeding involving Tenant under or related to  any bankruptcy or insolvency law.

21.15                     Miscellaneous.  The captions to the Paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.  Exhibits referred to in this Lease and any

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addendums, riders and schedules attached to this Lease shall be deemed to be incorporated I this Lease as though a part of this Lease.  Tenant shall not record this Lease or a memorandum or notice of this Lease without the prior written consent of Landlord.  This Lease and the exhibits, riders and addenda, if any, attached hereto, constitute the entire agreement between the parties.  Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease.  No amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed.  Unless otherwise expressly set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease.  Each provision to be performed by Tenant shall be constructed to be both a covenant and a condition.  This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada.  Venue on any action arising out of this Lease shall be proper only in the Eighth Judicial District Court in and for Clark County, State of Nevada.  Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises.  Time is of the essence of this Lease and each and every provision hereof.  The submission of this Lease to Tenant is not an offer to lese the Premises or an agreement by Landlord to reserve the Premises for Tenant.  Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

“Landlord”	CENTENNIAL ACQUISITIONS, LLC, a Nevada limited liability company,

	By:	/s/ Phyllis Schwartz
Phyllis Schwartz, Manager

“Tenant”	TERRIBLE HERBST, INC., a Nevada corporation,

	By:	/s/ Jerry Herbst
Jerry Herbst, President

RECORDER’S NOTE: THIS IS A COPY

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GUARANTY

FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing Centennial Acquisitions, LLC, a Nevada limited liability company (“Landlord”), to enter into the foregoing Lease with Terrible Herbst, Inc., a Nevada corporation (“Tenant”), the undersigned unconditionally guarantee to Landlord the full, prompt, and complete payment and performance by Tenant of all of the terms, obligations,  covenants, and conditions of said Lease to be paid, kept, or performed by Tenant, including the payment of all rent and other charges thereunder.  The undersigned shall pay all of Landlord’s expenses, including attorneys’ fees, incurred in enforcing the obligations of Tenant under said Lease or in enforcing this Guaranty.

The undersigned hereby waive all requirements of notice of acceptance of this Guaranty and all requirements of notice of default or non-performance by Tenant.  The obligations of the undersigned under this Guaranty shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, modified or amended said Lease, released, returned, or misapplied other collateral given as additional security (including other guaranties), or released Tenant from the performance of its obligations under said Lease.  In the event any right of action accrues to Landlord under said Lease, Landlord may, at its option, proceed directly against the undersigned without first having commenced any action, first having pursued any remedy, or first having obtained any judgment, against Tenant.

If this Guaranty is signed by more than one person, their obligations shall be joint and several, and the release of one guarantor.  This Guaranty shall be binding upon the undersigned and their respective heirs, personal representatives, successors, and assigns.

EXECUTED by the undersigned guarantor(s) on or as of the                         day of                        , 2002.

/s/ Jerry Herbst
Jerry Herbst

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EXHIBIT A

To

BUILDING LEASE

DESCRIPTION OF PREMISES

The Premises referred to in the foregoing instrument are more particularly described as follows:

A parcel of land situated in the southeast Quarter (SE1/4) of Section 34 and the Southwest Quarter (SW1/4) of Section 35, Township 28 South, Range 63 East, M.D.M., Searchlight of the Piute Lode Claim, U.S.M.S. 2366 lying Easterly of U.S. Highway No. 95, and begin more specifically described as follows:

COMMENCING at the Southwest corner (SW-Cor.) of said Section 25 as shown by a map recoded December 12, 1976 as File 30, Page 61, Record of Survey Maps, Clark County, Nevada:

THENCE North 0°23’28” West along the Westerly line of said Section 35, a distance of 1316 16 feet to the Northeasterly line of the aforesaid Piute Load Claim, said point being the TRUE POINT OF BEGINNING;

THENCE South 64°21’32” East along said Northeasterly line, 801.18 feet;

THENCE South 25°26’26” West, 467.58 feet;

THENCE North 64° 28’26” West, 499.42 feet to the Easterly line of U.S. Highway No. 95, (150.00 feet wide) being concaved to the East, and having a radius of 2925.00 feet;

THENCE from radial line which bears south 71°18’52” West, along said Easterly line (curving right), through a central angle of 10°20’20”, an arc length of 527.81 feet;

THENCE North 08°20’48” West, 72.20 feet to the aforementioned Northeasterly line of the Piute Lode Claim;

THENCE departing Easterly line of U.S. Highway No. 95, South 64°21’32” East, 69.80 feet to the TRUE POINT OF BEGINNING.

INCLUDING that portion of the Piute Lode Claim which extends into the Right of Way of U.S. Highway No. 95, (150.00 feet wide), being more specifically described as follows:

COMMENCING at the Point of Intersection of the Easterly line of U.S. Highway NO. 95 with the Northeasterly line of the Piute Load Claim, U.S. M.S. No. 2366;

THENCE along said Easterly line of U.S. Highway No. 95 as follows: South 08°20’48” East, 72.20 feet to a curve, concave to the East having a radius of 2925.00 feet;

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THENCE Southerly (curving right) along said curve, through a central angle of 4°03’40”, an arc length of 207.32 feet to the TRUE POINT OF BEGINNING;

THENCE South 77°35’32” West, along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2958.00 feet;

THENCE Southerly (curving left) along said curve, through a central angle of 01°54’30” an arc length of 98.85 feet.

TEHNCE North 75°41’02” East along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2925.00 feet;

THENCE Northerly (curving right) along said curve, through a central angle of 1°54’30”, an arch length of 97.42 feet to the TRUE POINT OF BEGINNING.

RESERVING to the grantor herein the right to all oil, petroleum, gas, asphaltum and other minerals, gaseous, liquid and solid, in and under the property without any right of surface entry for exploration, development or extraction.

EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by deed recorded June 24, 1988 in Book  88064 as Document No. 00262, Official Records, Clark County, Nevada.

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AMENDMENT TO LEASE
Searchlight Truck Stop.

THIS AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 30th day of July 2002, between Centennial Acquisitions, LLC, a Nevada limited liability company (“Landlord”), and Terrible Herbst, Inc., a Nevada corporation (“Tenant”).

RECITALS:

A.                                   On June 30, Landlord and Tenant entered into a certain Lease (the “Lease”) of the Property described in Exhibit “A” hereto (the “Property”).

B.                                     In consideration of Tenant’s agreeing to provide interim financing for Landlord’s acquisition of the Property, Landlord agrees to modify the Lease as set forth herein.

WITNESSETH:

FOR GOOD AND VALUABLE CONSIDERATION, Landlord and Tenant hereby agree as follows:

Amendments to Lease.  The Lease is hereby amended as follows:

(a)                                  The first paragraph of Section 3 of the Lease is hereby amended to read as follows: “Tenant’s obligation to pay rent under this Lease shall commence September 1, 2002.  Land and Tenant acknowledge that the Commencement Date of the Lease shall be September 1, 2002 except that Tenant shall be entitled to occupy the Premises rent-free from August 1, 2002 until the Commencement Date and Tenant’s obligation to pay obligations described in Section 4.3 shall commence as of August 1, 2002.”

(b)                                 The prepaid rent provided for in Section 4.7 of the Lease shall be paid on the later of September 1, 2002 or the date Landlord pays off the promissory note due to Tenant by Landlord secured by a first position trust deed on the Property.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to Lease as of the date first set forth above.

“Landlord”

CENTENNIAL ACQUISITIONS, LLC, a Nevada limited liability company

By:	/s/ Phyllis R. Schwartz
Phyllis R. Schwartz, Manager

RECORDER’S NOTE: THIS IS A COPY

“Tenant”

TERRIBLE HERBST, INC.,
a Nevada corporation,

By:	/s/ Jerry Herbst
Jerry Herbst, President

The undersigned Jerry Herbst hereby consents to the foregoing amendment and acknowledges that his guaranty of the Lease is not affected by this Amendment to the Lease.

THENCE Southerly (curving right) along said curve, through a central angle of 4°03’40”, an arc length of 207.32 feet to the TRUE POINT OF BEGINNING;

THENCE South 77°35’32” West, along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2958.00 feet;

THENCE Southerly (curving left) along said curve, through a central angle of 01°54’30” an arc length of 98.85 feet.

TEHNCE North 75°41’02” East along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2925.00 feet;

THENCE Northerly (curving right) along said curve, through a central angle of 1°54’30”, an arch length of 97.42 feet to the TRUE POINT OF BEGINNING.

RESERVING to the grantor herein the right to all oil, petroleum, gas, asphaltum and other minerals, gaseous, liquid and solid, in and under the property without any right of surface entry for exploration, development or extraction.

EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by deed recorded June 24, 1988 in Book 88064 as Document No. 00262, Official Records, Clark County, Nevada.